Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of August 18, 2026, by and among BACKBLAZE, INC., a Delaware corporation (“Borrower”), the other Loan Parties party hereto, and CITIZENS BANK, N.A. (“Lender”).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Credit Agreement, dated as of June 4, 2025 (as modified, amended and or amended and restated from time to time, the “Credit Agreement”) with respect to certain financial accommodations made available to Borrower by Lender;

WHEREAS, Borrower has requested that Lender amend the Credit Agreement to make certain revisions to the Credit Agreement as more fully set forth herein; and

WHEREAS, Lender has agreed to amend certain provisions of the Credit Agreement in accordance with, and subject to the terms and conditions of, this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.           Defined Terms. Unless otherwise specified, capitalized terms not defined herein shall bear the same definitions set forth in the Credit Agreement.

2.           Amendments to Credit Agreement. Effective as of the date of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

3.           Miscellaneous.

(a)          No course of dealing on the part of Lender or its officers, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by the Loan Parties of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

(b)           The Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

(c)           The Loan Parties hereby represent and warrant to Lender that the representations and warranties contained in the Loan Documents are true and correct in all material respects (or, with respect to any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect”, in all respects as so qualified), in each case on and as of the date of this Amendment, provided that to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects (or, with respect to any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect”, in all respects as so qualified) as of such earlier date, and that no Default or Event of Default has occurred and is continuing.

(d)           Section 10.9 (Governing Law; Jurisdiction; Consent to Service of Process) of the Credit Agreement is incorporated herein by this reference as though fully set forth.

4.           Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a)           Lender shall have received, in form and substance reasonably satisfactory to Lender, this Amendment, duly executed by the Loan Parties.

(b)          Lender shall have received satisfactory evidence that all fees, expenses and disbursements required to be paid in connection with this Amendment (including Attorney Costs) have been paid in full.

5.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

6.          Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Loan Party (a) acknowledges and agrees, as of the date of this Amendment, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents.

7.           No Actions, Claims, Etc.. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against Lender or Lender’s officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

[signature pages follow this page]

IN WITNESS WHEREOF the parties have executed this Amendment as of the date above written.

BORROWER:

BACKBLAZE, INC.

By:	/s/ Marc Suidan
Name: Marc Suidan
Title: CFO

OTHER LOAN PARTIES:

BACKBLAZE WORLDWIDE, INC.

By:	/s/ Marc Suidan
Name: Marc Suidan
Title: CFO

[Signature Page to Fourth Amendment to Credit Agreement]

LENDER:

CITIZENS BANK, N.A.

By:	/s/ Chancellor Peterson
Name: Chancellor Peterson
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Exhibit A

[attached]

Exhibit A to Fourth Amendment to Credit Agreement

CREDIT AGREEMENT

dated as of June 4, 2025

among

BACKBLAZE, INC.,

as Borrower,

and

CITIZENS BANK, N.A.,

as Lender

		Page

ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION		1
Section 1.1	Definitions	1
Section 1.2	Classification of Loans	~~29~~31
Section 1.3	Terms Generally	~~29~~31
Section 1.4	Accounting Terms; GAAP	31
Section 1.5	Rounding	~~30~~33
Section 1.6	References to Time	~~30~~33
Section 1.7	Resolution of Drafting Ambiguities	~~30~~33
Section 1.8	Rates Generally	~~30~~33
Section 1.9	Divisions	~~31~~33
Section 1.10	Letter of Credit Amounts	~~31~~34

ARTICLE 2 THE CREDITS		~~31~~34
Section 2.1	Commitment	~~31~~34
Section 2.2	Borrowings, Conversions and Continuations of Loans	~~31~~34
Section 2.3	[Reserved]	35
Section 2.4	Letters of Credit	35
Section 2.5	Termination and Reduction of Commitment	~~36~~39
Section 2.6	Repayment of Loans; Evidence of Debt	~~37~~40
Section 2.7	Prepayments	40
Section 2.8	Payments Generally; Lender’s Clawback	~~38~~41
Section 2.9	[Reserved]	41
Section 2.10	Cash Collateral	41
Section 2.11	Incremental Commitments	42

ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC		~~40~~43
Section 3.1	Interest	~~40~~43
Section 3.2	Fees	44
Section 3.3	Inability to Determine Rates	~~42~~45
Section 3.4	Increased Costs; Illegality	46
Section 3.5	Compensation for Losses	~~44~~48
Section 3.6	Taxes	48
Section 3.7	Benchmark Replacement Setting	49

ARTICLE 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		50
Section 4.1	Conditions to Initial Credit Extensions	50
Section 4.2	Conditions to All Credit Extensions	52

i

(continued)

		Page

ARTICLE 5 REPRESENTATIONS AND WARRANTIES		~~49~~53
Section 5.1	Existence, Qualification and Power; Compliance with Laws	~~49~~53
Section 5.2	Authorization; No Contravention	54
Section 5.3	Governmental Authorization; Other Consents	54
Section 5.4	Binding Effect	54
Section 5.5	Financial Statements; No Material Adverse Effect	~~50~~54
Section 5.6	Litigation	55
Section 5.7	Environmental Matters	55
Section 5.8	Ownership of Properties; Liens	57
Section 5.9	Casualty, Etc	57
Section 5.10	Investment Company Status, Etc	57
Section 5.11	Taxes	57
Section 5.12	ERISA	~~53~~57
Section 5.13	Subsidiaries; Equity Interests	59
Section 5.14	Insurance	~~54~~59
Section 5.15	Federal Reserve Regulations, Etc	~~54~~59
Section 5.16	Collateral Documents	~~54~~60
Section 5.17	Solvency	60
Section 5.18	Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws	60
Section 5.19	Owned Real Property	61
Section 5.20	Accuracy of Information, Etc	61
Section 5.21	Labor Matters	62
Section 5.22	Absence of Certain Restrictions	~~56~~62
Section 5.23	No Default	~~56~~62
Section 5.24	Brokers’ Fees	62

ARTICLE 6 AFFIRMATIVE COVENANTS		62
Section 6.1	Financial Statements and Other Information	62
Section 6.2	Notices of Material Events	64
Section 6.3	Existence; Conduct of Business	~~59~~66
Section 6.4	Payment and Performance of Obligations	66
Section 6.5	Maintenance of Properties	66
Section 6.6	Books and Records; Inspection Rights	66
Section 6.7	Compliance with Laws	~~60~~66
Section 6.8	Use of Proceeds	~~60~~66
Section 6.9	Information Concerning Collateral	67
Section 6.10	Insurance	67
Section 6.11	Casualty Events	68
Section 6.12	Covenant to Guarantee and Provide Security	~~62~~68
Section 6.13	Environmental Matters	~~63~~70

ARTICLE 7 NEGATIVE COVENANTS		70
Section 7.1	Indebtedness; Equity Interests	70
Section 7.2	Liens	~~65~~72
Section 7.3	Fundamental Changes; Business; Fiscal Year	~~66~~72
Section 7.4	Investments, Loans, Advances, Guarantees and Acquisitions	~~66~~73
Section 7.5	Dispositions	~~67~~74
Section 7.6	Sale and Lease Back Transactions	~~68~~75
Section 7.7	Swap Agreements	~~68~~75
Section 7.8	Restricted Payments	~~68~~75
Section 7.9	Transactions with Affiliates	~~68~~76
Section 7.10	Restrictive Agreements	~~69~~77
Section 7.11	Amendment of Material Documents	~~69~~77
Section 7.12	Financial Covenants	~~69~~77
Section 7.13	Government Regulation	~~70~~78
Section 7.14	Hazardous Materials	~~70~~78

ii

(continued)

Page

ARTICLE 8 EVENTS OF DEFAULT		~~70~~78
Section 8.1	Events of Default	~~70~~78
Section 8.2	Remedies Upon Event of Default	~~72~~81
Section 8.3	Application of Funds	~~73~~81
Section 8.4	Equity Cure	82

ARTICLE 9 [RESERVED]		~~74~~83

ARTICLE 10 MISCELLANEOUS		~~74~~83
Section 10.1	Notices.	~~74~~83
Section 10.2	Waivers; Amendments.	~~75~~84
Section 10.3	Expenses; Indemnity; Damage Waiver.	~~75~~84
Section 10.4	Successors and Assigns	85
Section 10.5	Survival	~~77~~87
Section 10.6	Counterparts; Effectiveness; Integration	87
Section 10.7	Severability	~~78~~87
Section 10.8	Setoff	~~78~~88
Section 10.9	Governing Law; Jurisdiction; Consent to Service of Process	88
Section 10.10	WAIVER OF JURY TRIAL	~~79~~90
Section 10.11	Payments Set Aside	90
Section 10.12	Headings	90
Section 10.13	Interest Rate Limitation	90
Section 10.14	Confidentiality; Treatment of Certain Information.	~~80~~90
Section 10.15	USA PATRIOT Act	~~81~~92
Section 10.16	No Fiduciary Duty	~~81~~92
Section 10.17	Acknowledgement Regarding Any Supported QFCs	~~81~~92

SCHEDULES:

Schedule 4.1(f)	Collateral Documents and Related Requirements
Schedule 5.6	Litigation Matters
Schedule 5.7	Environmental Matters
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.14	Insurance
Schedule 5.16	UCC Filing Offices
Schedule 5.19	Owned Real Property
Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.4	Existing Investments
Schedule 7.6	Sale and Leaseback Transactions

EXHIBITS:

Exhibit A	Form of Committed Loan Notice
Exhibit B	Form of Revolving Loan Note
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Subsidiary Joinder Agreement
Exhibit F	Form of Master Intercompany Note
Exhibit G	Form of Solvency Certificate

iii

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of June 4, 2025, among BACKBLAZE, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party hereto, and CITIZENS BANK, N.A. (the “Lender”).

RECITALS

A.           Borrower has requested that Lender make loans and other financial accommodations to Borrower as more fully set forth herein.

B.           Lender has indicated its willingness to lend and to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1           Definitions. As used in this Credit Agreement, the following terms have the meanings specified below:

“2031 Convertible Notes” means the Borrower’s Convertible Senior Notes due 2031 issued pursuant to the Indenture, to be dated on or about August 24, 2026, by and between the Borrower and U.S. Bank Trust Company, National Association, as trustee.

“ABR Loan” means a Loan bearing interest based on the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in: (a) the acquisition by any Person of (i) all or substantially all of the assets of another Person or (ii) all or substantially all of any business line, unit or division of another Person, (b) the acquisition by any Person (i) of in excess of 50% of the Equity Interests of any other Person, or (ii) otherwise causing any other Person to become a subsidiary of such Person, or (c) a merger, amalgamation consolidation, or any other combination of any Person with another Person (other than a Person that is a Loan Party or a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries is the surviving Person.

“Administrative Fee” has the meaning assigned to such term in Section 3.2(d).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement Date” means the first date appearing in this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum and (c) the Daily SOFR Rate on such day plus 1.00% per annum, provided that the Alternate Base Rate shall at no time be less than the Floor. If Lender shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily SOFR Rate for any reason, including the inability or failure of Lender to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 5.18(c).

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means (a) with respect to Revolving Loans: in the case of (i) ABR Revolving Loans, 2.25%, and (ii) SOFR Revolving Loans, 3.25%, (b) with respect to L/C Fees, 0.125%, and (c) with respect to Commitment Fees, 0.35%.

“Attorney Costs” means, all reasonable and documented fees and out-of-pocket expenses, charges, disbursements and other charges of counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries as of the last day of each of the three most recent Fiscal Years ended at least 90 days prior to the Closing Date and the related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of Borrower and its Subsidiaries for each of the three most recent Fiscal Years ended at least 90 days prior to the Closing Date.

“Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.4(b)(iii).

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Maturity Date with respect to the Revolving Facility and, if different, the date of the termination of the Revolving Commitment in accordance with the provisions of this Credit Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.7(d).

“Back-to-Back Letter of Credit” means a letter of credit, in form and substance reasonably satisfactory to Lender and issued by an issuer reasonably satisfactory to Lender.

“Backstopped” means, in respect of any Letter of Credit that remains outstanding on the applicable date, that Lender shall have received (a) a Back-to-Back Letter of Credit and/or (b) cash or Cash Equivalents, provided that (i) the sum of the maximum drawable amount of such Back-to-Back Letter of Credit plus the amount of such cash and Cash Equivalents shall not be less than the Minimum Collateral Amount of the maximum drawable amount of such Letter of Credit, (ii) the arrangements with respect to such cash, Cash Equivalents and drawings on any Back-to-Back Letter of Credit allow Lender to apply the same to reimburse itself with respect to drawings on, and other sums owing with respect to, such Letter of Credit, and (iii) the requirements under clauses (i) and (ii) of this defined term are in all respects satisfactory to Lender.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:

(a)          Daily Simple SOFR; or

(b)         the sum of (i) the alternate benchmark rate that has been selected by Lender giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark for Dollar-denominated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided, that any such Benchmark Replacement shall be administratively feasible as determined by Lender in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method of calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by Lender, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7.

“Beneficial Ownership Certification” means, with respect to Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially in the form provided by Lender or such other form satisfactory to Lender.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to such term in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liabilities in respect of Capitalized Leases that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be capitalized in accordance with GAAP.

“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to Lender, as collateral for L/C Obligations, cash or deposit account balances or, if Lender shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Lender. “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means each of the following to the extent denominated in Dollars:

(a)          debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States;

(b)          certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any political subdivision thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or, to the extent not otherwise included, Lender, and which is rated at least A-2 by S&P and P-2 by Moody’s in the note or commercial paper rating category; and

(c)          money market mutual funds, substantially all of the investments of which are in cash or investments contemplated by clauses (a) and (b) of this definition.

“Cash Management Obligations” means all obligations of the Loan Parties in respect of any Cash Management Services provided to any Loan Party or its Subsidiaries (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are owed to Lender or any of its Affiliates.

“Cash Management Services” means, collectively, (a) commercial debit or credit cards, merchant card processing and other services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including cash pooling arrangements, controlled disbursement, netting, overdraft, lockbox and electronic or automatic clearing house fund transfer services, return items, sweep and interstate depository network services, foreign check clearing services), and (c) any other demand deposit or operating account relationships or other cash management services.

“Casualty Event” means any event that (a) gives rise to the receipt by any Loan Party or any of its Subsidiaries of any insurance proceeds or condemnation awards arising from any damage to, destruction of, or other casualty or loss involving, or any seizure, condemnation, confiscation or taking under power of eminent domain of, or requisition of title or use of or relating to or in respect of any equipment, fixed assets or Real Property (including any improvements thereon) of such Loan Party or any of its Subsidiaries, and (b) provides Net Cash Proceeds in the aggregate in excess of $500,000 received by the Loan Parties and their Subsidiaries in any Fiscal Year.

“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Change in Law” means the occurrence, after the Agreement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by Lender; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 49% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Citizens Bank” means Citizens Bank, N.A., a national banking association.

“Class”, when used in reference to any Loan, refers to a Revolving Loan and, when used in reference to any Commitment, refers to a Revolving Commitment.

“Closing Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.2).

“Closing Fee” has the meaning assigned to such term in Section 3.2(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged, or purported to be pledged or charged, as collateral under any Collateral Document.

“Collateral Access Agreement” means each landlord waiver, bailee waiver or other agreement, in form and substance reasonably satisfactory to Lender, between Lender and any third party (including any bailee, assignee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord or mortgagee (other than Lender) of any Loan Party for any Real Property where any Collateral is located.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)          Lender shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.1, or, following the Closing Date, pursuant to Section 6.12, duly executed by each Loan Party that is a party thereto;

(b)          all Secured Obligations shall have been unconditionally guaranteed jointly and severally on a senior basis by the Guarantors;

(c)        except to the extent otherwise provided hereunder or under any Collateral Document, the Secured Obligations shall have been secured by a perfected first priority (subject to Liens expressly permitted pursuant to Section 7.2) security interest in, substantially all tangible and intangible assets of each Loan Party (including (i) accounts receivable, (ii) deposit accounts, commodity accounts and security accounts which shall be Controlled Accounts except that no Excluded Account (as such term is defined in the Security Agreement) shall be required to be a Controlled Account, (iii) inventory, (iv) machinery and equipment, (v) investment property, (vi) cash, (vii) Intellectual Property, (viii) other general intangibles, (ix) [Reserved], (x) Pledged Debt, Pledged Debt Securities and Pledged Equity Interests (as such terms are defined in the Security Agreement), (xi) motor vehicles (provided that no action shall be required to be taken to perfect the security interest therein other than the filing of a UCC financing statement) and (xii) the proceeds of the foregoing), it being understood that, in the case of the pledge of Equity Interests, Lender shall have received all stock certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)          the Secured Obligations shall have been secured by a first priority security interest in (i)  all Indebtedness of Borrower and each of its Subsidiaries that is owing to any Loan Party which shall be evidenced by the Master Intercompany Note and (ii) all other Indebtedness owed to a Loan Party, which if evidenced by a promissory note or other instrument, shall have been pledged to Lender, and in each case under clauses (i) and (ii), Lender shall have received the Master Intercompany Note and such other promissory notes and other instruments together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(e)          none of the Collateral shall be subject to any Lien other than Liens expressly permitted by Section 7.2;

(f)           Lender shall have received a Perfection Certificate from Borrower with respect to each Loan Party.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as Lender agrees in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by Lender therefrom.

Lender may grant extensions of time for the perfection of security interests in and the other requirements pursuant to this definition with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, that, except as may be required by law, perfection or other requirements cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Credit Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Credit Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth herein and in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between Lender and Borrower, (b) in no event shall the Collateral include any Excluded Assets (as such term is defined in the Security Agreement), and (c) notwithstanding anything to the contrary included in this definition, delivery of only the Collateral Documents required to be delivered by Section 4.1 shall be a condition precedent to the Credit Extensions on the Closing Date.

“Collateral Documents” means, collectively, the Security Agreement, each account control agreement, each Collateral Access Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Perfection Certificate, each agreement creating or perfecting rights in Cash Collateral and each other security agreement, instrument or other document executed or delivered pursuant to the Collateral and Guarantee Requirement, Section 6.12, or the Security Agreement to secure any of the Secured Obligations.

“Commitment” means Lender’s Revolving Commitment.

“Commitment Fee” has the meaning assigned to such term in Section 3.2(a).

“Committed Loan Notice” means a notice of a Loan, a conversion of a Loan from one Type to the other, or a continuation of a SOFR Loan pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5, and other technical, administrative or operational matters) that Lender decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Consolidated Debt” means, with respect to any Person and its Subsidiaries at any time and as determined on a consolidated basis and without duplication, an amount equal to the sum of outstanding Indebtedness of the type set forth in clauses (a), (b), (c), (e), (g) and (i) of the definition thereof.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

(a)          increased (without duplication) by the following, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income for such Person for such period:

(i)            federal, state, local and foreign income or franchise taxes of such Person and its Subsidiaries paid or payable in cash during such period; plus

(ii)           Consolidated Interest Expense of such Person and its Subsidiaries to the extent paid or payable in cash or otherwise; plus

(iii)          Consolidated Depreciation and Amortization Expense of such Person and its Subsidiaries; plus

(iv)          non-cash losses and non-cash charges (including, without limitation, (x) amortization of software license implementation costs and (y) amortization of prepaid commissions on newly acquired customers, but excluding any non-cash charges that constitute an accrual of or a reserve for future cash charges or are reasonably likely to result in a cash outlay in a future period); provided that the aggregate amount of amortization of prepaid commissions on newly acquired customers added back pursuant to this clause (iv) shall not exceed five percent (5.00%) of Consolidated EBITDA in any Measurement Period; plus

(v)           any loss realized in connection with the sale or Disposition of assets (including Dispositions pursuant to Sale and Leaseback transactions) other than in the ordinary course of business; plus

(vi)         stock based-compensation (including in connection with restructuring plans), which shall mean any non-cash expense recorded with respect to stock options or other equity based compensation; plus

(vii)         consolidated investment expense; plus

(viii)        realized and unrealized losses on foreign currency transactions; plus

(ix)          impairment of long-lived assets; plus

(x)           cash restructuring charges in an aggregate amount not to exceed $5,000,000 for any Measurement Period; plus

(xi)          legal settlement costs in an aggregate amount not to exceed five percent (5.00%) of Consolidated EBITDA in any Measurement Period; plus

(xii)         any non-cash expenses associated with the revaluation of marketable securities; plus

(xiii)        any non-cash cost or expense related to adjustments in the fair value of derivative and hedge instruments; plus

(xiv)        other non-cash and non-recurring expenses reducing Consolidated Net Income during such period; plus

(xv)       any other non-recurring charges (excluding charges for the relocation of a data center and expenses associated with the opening of new data centers), including any cash non-recurring and unusual costs or expenses relating to executive searches and sign on bonuses, retention bonuses and severance, employee relocation charges and expense, costs associated with investigations, and charges for establishing new subsidiaries in foreign jurisdictions, in an aggregate amount not to exceed $1,000,000 for any Measurement Period; plus

(xvi)       any cash non-recurring costs or expenses incurred in connection with the making of Permitted Acquisitions not to exceed $2,000,000 in the aggregate during the term of the Credit Agreement; plus

(xvii)      any non-recurring charges consisting of incremental charges for the relocation of a data center or expenses associated with the opening of new data centers, in an aggregate amount not to exceed $3,000,000 for any Measurement Period.

(b)        decreased (without duplication) by the following, in each case, to the extent taken into account (or added back) in computing Consolidated Net Income for such Person for such period:

(i)            interest income to the extent received in cash or otherwise during such period; plus

(ii)           any gain realized in connection with the sale or Disposition of assets (including Dispositions pursuant to Sale and Leaseback transactions) other than in the ordinary course of business; plus

(iii)          consolidated investment income; plus

(iv)          realized and unrealized gains on foreign currency transactions.

“Consolidated Interest Expense” means, with respect to any Person and its Subsidiaries for any period, the sum of (a) consolidated total interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (without duplication), amortization of debt issuance costs and original issue discount, premiums paid to obtain payment, financial assurance or similar bonds, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capitalized Leases and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of any obligations under any Swap Agreements constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of such Person and its Subsidiaries), plus (b) all cash dividends paid or payable on preferred stock during such period other than to such Person or a Loan Party, plus or minus, as applicable, to the extent they would otherwise be included in interest expense under GAAP, unrealized gains and losses arising from derivative financial instruments issued by such Person for the benefit of such Person or its Subsidiaries, in each case determined on a consolidated basis for such period.

“Consolidated Net Income” means, for any Person (the “first Person”) for any period, the sum of net income (or loss) for such period of such first Person and its subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, without duplication, to the extent included in determining such net income (or loss) for such period: (a) the income (or loss) of any second Person accrued prior to the date it became a subsidiary of such first Person or is merged into or consolidated with such first Person or any of its subsidiaries or such second Person’s assets are acquired by such first Person or any of its subsidiaries, (b) non-recurring gains (or losses), and (c) the income of any subsidiary of such first Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary. The term “subsidiary” for purposes of this definition means, with respect to any Person (“Topco”), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Topco in Topco’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by Topco or one or more subsidiaries of Topco.

“Contested in Good Faith” means, with respect to any matter, that such matter is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Controlled Account” means, as the context may require, a commodities account, deposit account and/or securities account that is subject to a Control Agreement (as defined in the Security Agreement) in form and substance satisfactory to Lender.

“Copyright Security Agreement” has the meaning assigned to such term in the Security Agreement.

“Credit Agreement” means this Credit Agreement.

“Credit Extension” means the making of a Loan.

“Credit Facility” means the Revolving Facility.

“Cure Amount” has the meaning assigned to such term in Section 8.4.

“Cure Right” has the meaning assigned to such term in Section 8.4.

“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.

“Daily Simple SOFR Adjustment” means 0.10000%.

“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means (a) when used with respect to the outstanding principal balance of any Loan, the sum of (i) the rate of interest otherwise applicable thereto plus (ii) 2.00% per annum, and (b) when used with respect to any L/C Loan or any interest, fee or other amount payable under the Loan Documents which shall not have been paid when due, the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin applicable to ABR Revolving Loans plus (iii) 2.00% per annum.

“Disposition” means, with respect to any Person, the sale, transfer, license, lease or other disposition (including by way of Division, or any sale or issuance of Equity Interests by way of a merger or otherwise) by such Person to any other Person, with or without recourse, of (a) any notes or accounts receivable or any rights and claims associated therewith, (b) any Equity Interests of any Subsidiary (other than directors’ qualifying shares), or (c) any other assets (other than common Equity Interests of the Borrower and warrants therefor), provided, however, that none of the following shall constitute a Disposition: (i) any sale, transfer, license, lease or other disposition by a Loan Party to another Loan Party on terms which are no less favorable than are obtainable from any Person which is not one of its Affiliates, (ii) the collection of accounts receivable and other obligations in the ordinary course of business, (iii) sales of inventory in the ordinary course of business, (iv) dispositions of substantially worn out, damaged, uneconomical, surplus or obsolete equipment, equipment that is no longer useful in the business of Borrower or its Subsidiaries, (v) Sale and Leaseback transactions ~~and~~, (vi) sales, transfers, licenses, leases or other Dispositions resulting in aggregate Net Cash Proceeds not exceeding $500,000 during any Fiscal Year and (vii) to the extent otherwise constituting a Disposition, the sale of any warrants by the Borrower pursuant to, and the performance by the Borrower of its obligations under, a Permitted Call Spread Hedging Agreement. Each of the terms “Dispose” and “Disposed” when used as a verb shall have an analogous meaning.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” refers to the lawful money of the United States.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, non-compliance or violation, investigations, proceedings, settlements, consent decrees, consent orders, consent agreements and all costs and liabilities relating to or arising from or under any Environmental Law, including (a) any and all claims by Governmental Authorities for enforcement, investigation, corrective action, cleanup, removal, response, remedial or other actions, cost recovery, damages, natural resource damages or penalties pursuant to or arising under any Environmental Law, (b) any and all claims by any one or more Persons seeking damages, contribution, restitution, indemnification, cost recovery, compensation or injunctive relief directly or indirectly resulting from, based upon or arising under Environmental Law, pertaining to Hazardous Materials or an alleged injury or threat of injury to human health, safety, natural resources, or the indoor or outdoor environment, and (c) all liabilities contingent or otherwise, expenses, obligations, losses, damages, fines and penalties arising under any Environmental Law.

“Environmental Law” means, collectively and individually any and all federal, state, local, or foreign statute, rule, regulation, code, guidance, ordinance, order, judgment, directive, decree, injunction or common law as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning: the environment; protection of the environment and natural resources; air emissions; water discharges; noise emissions; the Release, threatened Release or discharge into the environment and physical hazards of any Hazardous Material; the generation, handling, management, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, preservation or restoration of natural resources, employee or human health or safety, and potential or actual exposure to or injury from Hazardous Materials.

“Environmental Liability” means, in respect of any Person, any statutory, common law or equitable liability, contingent or otherwise of such Person directly or indirectly resulting from, arising out of or based upon (a) the violation of any Environmental Law or Environmental Permit, or (b) an Environmental Claim.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities (other than Indebtedness) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and (d) all other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that neither the 2031 Convertible Notes nor any Permitted Call Spread Hedging Agreement shall constitute Equity Interests of the Borrower prior to settlement, conversion, exchange or exercise thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period referred to in Section 4043 of ERISA is waived); (b) the existence with respect to any Pension Plan of a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975(c)(1) of the Code; (c) any failure of any Pension Plan to satisfy the “minimum funding standard” applicable to such Pension Plan under Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure of Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j)(3) of the Code with respect to any Pension Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan; (e) a determination by the actuary engaged by Borrower or any ERISA Affiliate with respect thereto that such Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan including the imposition of any Lien in favor of the PBGC or any Pension Plan(other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or Section 4041A or ERISA, the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Pension Plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) any limitations under Section 436 of the Code become applicable; (i) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (j) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA; or (l) the imposition on any Loan Party or any ERISA Affiliate of any tax under Chapter 43 of Subtitle D of the Code, or the assessment of a civil penalty on any Loan Party or any ERISA Affiliate under Section 502(c) of ERISA.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded CEA Swap Obligation” means, with respect to any Guarantor, any CEA Swap Obligation if, and only to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such CEA Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: Taxes imposed on or measured by net income, franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Lender being organized under the laws of the jurisdiction imposing such Tax (or any political subdivision thereof).

“Federal Funds Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by Lender from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financial Covenants” means the covenants set forth in Section 7.12(a) through (c).

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person (or such other financial officer as is reasonably acceptable to Lender).

“Fiscal Year” means the four fiscal quarter period of Borrower ending on December 31 of each calendar year.

“Floor” means 0.00% per annum.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any department, commission, board, bureau, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Closing Date, among the Loan Parties and Lender.

“Guarantees” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation. The term “Guaranteed” has a meaning analogous thereto. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Guarantors” means (a) each Material Subsidiary, and (b) each other Person that becomes a party to the Guarantee Agreement as a Guarantor.

“Hazardous Materials” means all substances, wastes, chemicals, pollutants, or other contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, infectious, pharmaceutical or medical wastes and all other substances of any nature that are now or hereafter regulated under any Environmental Law or are now or hereafter defined, listed, classified, considered or described as hazardous, dangerous or toxic by any Governmental Authority or under any Environmental Law.

“Incremental Commitments” has the meaning assigned to such term in Section 2.11(a).

“Indebtedness” of any Person means, without duplication:

(a)          all obligations of such Person for borrowed money;

(b)          all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including seller paper;

(c)        the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, and similar instruments issued or created by or for the account of such Person;

(d)        the Swap Termination Value of each Swap Agreement (to the extent reflecting an amount owed by such Person or an amount that would be owing were such Swap Agreement terminated);

(e)        the Attributable Indebtedness of such Person in respect of Capitalized Lease Obligations, Synthetic Debt and Synthetic Lease Obligations of such Person (regardless of whether accounted for as indebtedness under GAAP); as used herein, “Attributable Indebtedness” means, at any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capitalized Lease, and (c) all Synthetic Debt of such Person.

(f)           all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business which are paid within 90 days of their respective due dates and (ii) any purchase price adjustments, earn out or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(g)          indebtedness (excluding prepaid interest thereon) secured by a Lien (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by a Lien) on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(h)         all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take or pay obligations) or similar obligations and, without duplication, all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; and

(i)           all Guarantees by such Person of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (g) shall be deemed to be equal to the greater of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Information” has the meaning assigned to such term in Section 10.14(b).

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each calendar month and the Maturity Date of the Credit Facility under which such Loan was made, and (b) with respect to any SOFR Loan, the last day of the Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at a three-month interval after the first day of such Interest Period, and the Maturity Date of the Credit Facility under which such SOFR Loan was made.

“Interest Period” means, with respect to any applicable Loan, the period commencing on the date of such Loan, and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.7(d) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” means, as to any Person, (a) any Acquisition by such Person, (b) any direct or indirect acquisition or investment by such Person in another Person, whether by means of the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including any partnership or joint venture interest), or (c) any direct or indirect loan, advance or capital contribution to, Guarantee with respect to any Indebtedness or other obligation of, such other Person.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time of issuance).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof or extension of the expiry date thereof, or the reinstatement or increase of the amount thereof or any amendment thereto.

“L/C Disbursement” means a payment made by Lender pursuant to a Letter of Credit.

“L/C Fee” has the meaning assigned to such term in Section 3.2(b).

“L/C Honor Date” has the meaning assigned to such term in Section 2.4(c)(i).

“L/C Loan” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable L/C Honor Date or refinanced as a Revolving Loan.

“L/C Obligations” means, at any time, the sum, without duplication, of (a) the undrawn portion of all Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts in respect of Letters of Credit (unless refinanced as a Revolving Loan), including all L/C Loans.

“L/C Sublimit” means an amount equal to the lesser of (a) $3,000,000 and (b) the Revolving Commitment. The L/C Sublimit is a sublimit of the Revolving Commitment.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning assigned to such term in the Preamble.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Lender.

“Letter of Credit Documents” means, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Application and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral for such obligations.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date of the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capitalized Lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or an agreement to sell an asset be deemed to constitute a Lien.

“Liquidity” means unrestricted cash and Cash Equivalents on hand of the Loan Parties in the United States and on deposit with Lender (including amounts borrowed under the Revolving Facility and held on deposit with Lender) that are not subject to any Lien, other than Liens securing the Revolving Facility (the “Unrestricted Cash”).

“Liquidity Covenant” means the covenant described in Section 7.12(a) hereof.

“Loan” means an extension of credit by Lender to Borrower under Article 2 in the form of a Revolving Loan.

“Loan Document Obligations” means the due and punctual payment and performance of all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party under or pursuant to each of the Loan Documents or otherwise with respect to any Loan or Letter of Credit and all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.

“Loan Documents” means, collectively, this Credit Agreement, the Notes, the Guarantee Agreement, each Letter of Credit Application, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.10, the Collateral Documents and each other document entered into in connection herewith.

“Loan Minimum” means (a) $1,000,000, with respect to a SOFR Loan and (b) $500,000 with respect to an ABR Loan.

“Loan Multiple” means (a) $250,000, with respect to a SOFR Loan and (b) $100,000 with respect to an ABR Loan.

“Loan Parties” means, collectively, (a) Borrower and (b) each Material Subsidiary.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations, liabilities, or financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the condition that results when the legality, validity or enforceability of any Loan Document is affected in a manner that is material and adverse to Lender, or (c) the condition that results when the ability of any Loan Party to perform any of its obligations under any Loan Document is affected in a manner that is material and adverse to Lender. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Subsidiary” means, as of any date of determination, each wholly-owned Subsidiary that contributes, as of the end of or for the Fiscal Quarter most recently ended for which financial statements have been, or are required to have been, delivered pursuant to Section 6.1(a) and (b), third-party revenue in excess of five percent (5%) of the aggregate revenue of Borrower and its Subsidiaries.

“Maturity Date” means with respect to the Revolving Facility, the Revolving Maturity Date.

“Measurement Period” means as of any date of determination, the period of four fiscal quarters most recently ended on or prior to such date for which financial statements were required to have been delivered pursuant to the Loan Documents.

“Minimum Collateral Amount” means, with respect to any L/C Obligations at any time, an amount equal to 105% of such L/C Obligations at such time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition or Casualty Event by any Loan Party, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events) net of the sum, without duplication, of (i) transaction expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), (ii) in the case of insurance settlements and condemnation awards related to a Casualty Event, amounts previously paid by such Loan Party to replace or restore the affected property, and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the asset sold in such Disposition which is senior in priority to the Liens securing Secured Obligations and is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset).

“Notes” means one or more Revolving Loan Notes evidencing the Revolving Loans.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to any Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Loans as a Revolving Loan) occurring on such date, and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C Loan or L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Loan) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Owned Real Property” means, collectively, (a) the Real Property listed on Schedule 5.19 and (b) each other parcel of Real Property which is owned by a Loan Party.

“Patent Security Agreement” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” means a perfection certificate in a form acceptable to Lender.

“Permitted Acquisitions” means, collectively, each Acquisition which satisfies each of the following conditions:

(A)          at the time of and immediately before and after giving Pro Forma Effect thereto, no Default shall have occurred and be continuing;

(B)          such Acquisition shall be consensual and, if applicable, has been approved by the Acquisition target’s board of directors (or comparable governing body);

(C)         the Person, assets or business unit acquired in the Acquisition shall be engaged in the same, similar or otherwise reasonably related, ancillary or complementary business of Borrower;

(D)       such Acquisition and all transactions related thereto shall be consummated in accordance with material laws, ordinances, rules, regulations and requirements of all Governmental Authorities;

(E)        all actions, if any, required to be taken with respect to such newly created or acquired Subsidiary (including each Subsidiary thereof) or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall be taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made) within the time frames set forth in Section 6.12;

(F)        to the extent required by the Collateral and Guarantee Requirement, (i) the property, assets, businesses and Equity Interests acquired in such Acquisition shall become Collateral and (ii) any newly created or acquired Material Subsidiary shall become a Guarantor, in each case in accordance with Section 6.12;

(G)        the aggregate cash consideration (excluding (i) any amounts paid for with equity contributions from any direct or indirect equity holder of any Loan Party or any of its Subsidiaries substantially contemporaneously with the consummation of any such Acquisition and (ii) transaction costs and expenses incurred in connection with such Acquisition) paid by any Loan Party or any of its Subsidiaries in connection with all such Acquisitions shall not exceed $20,000,000 in the aggregate during the term of the Credit Facility;

(H)         after giving Pro Forma Effect to such Acquisition and, if applicable, the making of a Credit Extension in connection with such Acquisition, Borrower shall remain in, and demonstrate in writing to Lender, compliance with the Financial Covenants set forth in Section 7.12 of this Credit Agreement for the most recently ended fiscal quarter (or Fiscal Year) for which financial statements were required to be delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable;

(I)           not later than 10 Business Days (or such shorter period as may be reasonably practicable, if approved by Lender) prior to the consummation of any such Acquisition, Borrower shall have delivered to Lender (i) a description of the proposed Acquisition, (ii) to the extent obtained and available, a quality of earnings report and (iii) to the extent requested by Lender, financial statements for the Borrower including the Acquisition target on a Pro Forma Basis; and

(J)          Borrower shall have delivered to Lender within five Business Days after the Acquisition, fully executed copies of the acquisition agreements for such Acquisition together with all schedules thereto, and, to the extent required to be obtained under the terms of the acquisition agreements for such Acquisition, the applicable party under such acquisition agreements shall have received all required regulatory and third-party approvals.

“Permitted Call Spread Hedging Agreement” means (a) any agreement pursuant to which the Borrower acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower shares of common stock in the Borrower, the cash value of such shares or a combination thereof, or cash or shares representing the termination value of such option or a combination thereof, from time to time upon settlement, exercise or early termination of such option and/or (b) any agreement pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower, cash in lieu of delivering shares of common stock or a combination thereof, or cash or shares representing the termination value of such option or a combination thereof, from time to time upon settlement, exercise or early termination thereof, in each case, under clauses (a) and (b), entered into by the Borrower in connection with the issuance of the 2031 Convertible Notes (including, without limitation, the exercise of any over-allotment or initial purchasers’ or underwriters’ option); provided that (i) the terms, conditions and covenants of each such agreement shall be such as are typical and customary for agreements of such type (as determined by the Borrower in good faith) and (ii) in the case of clause (b) above, such agreement would be customarily structured to be classified as an equity instrument under GAAP.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being Contested in Good Faith, provided that enforcement of such Liens is stayed pending such contest;

(b)         landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being Contested in Good Faith, provided that enforcement of such Liens is stayed pending such contest;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)         deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(k);

(f)          easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties and their respective Subsidiaries;

(g)          any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business, provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or its Subsidiaries;

(h)         licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business, provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or their Subsidiaries;

(i)          customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the Uniform Commercial Code or common law, of banks or other financial institutions where any Loan Party maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(j)           Liens resulting from the filing of precautionary UCC-1 financing statements (or equivalent) with respect to operating leases;

(k)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business; and

(l)          Liens incurred in the ordinary course of business imposed by law in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets;

provided that the term “Permitted Encumbrance” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Citizens Bank or its parent company (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Forma Balance Sheet” has the meaning assigned to such term in Section 5.5(b).

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction. Each of the terms “Pro Forma Compliance” and “Pro Forma Effect” shall have an analogous meaning.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 5.5(b).

“Protected Person” has the meaning assigned to such term in Section 10.3(c).

“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned or leased by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors, attorneys-in-fact and representatives, including accountants, auditors and legal counsel, of such Person and of such Person’s Affiliates.

“Release” means any actual or threatened releasing, spilling, leaking, pumping, pouring, leaching, seeping, emitting, migration, emptying, discharging, injecting, escaping, depositing, disposing, or dumping of Hazardous Materials into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property and any other conditions resulting in potential or actual human exposure to Hazardous Materials within a structure.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Request for Credit Extension” means (a) with respect to a Loan, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to a L/C Credit Extension, a Letter of Credit Application.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of such Person, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person, ~~and~~ (d) any payment or other distribution by such Person (whether in cash, securities or other property) in respect of outstanding obligations (other than regularly scheduled interest payments) under the 2031 Convertible Notes in excess of the original principal amount of such 2031 Convertible Notes (or the portion thereof to which such payment or distribution is attributable) (other than in respect of any payment or distribution for which an equivalent amount is or is expected to be received in connection with a related exercise and settlement or termination of a Permitted Call Spread Hedging Agreement pursuant to clause (a) of the definition thereof) and (e) with respect to clauses (a) through (~~c~~d) any transaction that has a substantially similar effect.

“Revolving Commitment” means the commitment hereunder of Lender to make Revolving Loans and to issue Letters of Credit in an aggregate outstanding amount not exceeding $20,000,000, as such Revolving Commitment may be adjusted from time to time pursuant to Section 2.5.

“Revolving Facility” means the credit facility established hereunder and evidenced by the Revolving Commitment.

“Revolving Loan” means a loan referred to in Section 2.1(a) and made pursuant to Section 2.2.

“Revolving Loan Note” means a promissory note evidencing the Revolving Loans payable to the order of Lender substantially in the form of Exhibit B.

“Revolving Maturity Date” means the 36-month anniversary of the Closing Date, provided that if such day is not a Business Day, the Revolving Maturity Date shall be the Business Day immediately preceding such day; provided further that the Revolving Maturity Date may be extended by 12 months (to a date no more than 48 months from the Closing Date), upon written request therefor from Borrower received no later than 30 days prior to the existing Revolving Maturity Date, and subject to Lender’s credit approval in its sole discretion.

“Sale and Leaseback” means any transaction or series of related transactions pursuant to which any Loan Party (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctioned Country” means any country, territory or region which is itself the subject or target of any comprehensive Sanctions (including, as of the date of this Credit Agreement, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Crimea regions of Ukraine).

“Sanctioned Person” means (a) any Person or group listed in any Sanctions related list of designated Persons maintained by OFAC, including the List of Specially Designated Nationals and Blocked Persons, or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person subject to any law that would prohibit all or substantially all financial or other transactions with that Person or would require that assets of that Person that come into the possession of a third-party be blocked (c) any legal entity organized or domiciled in a Sanctioned Country, (d) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, (e) any natural person ordinarily resident in a Sanctioned Country, or (f) any Person 50% or more owned, directly or indirectly, individually or in the aggregate by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Cash Management Obligations, and (c) the Swap Agreement Obligations.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, among the Loan Parties and Lender.

“SOFR” means a rate equal to the secured overnight financing rate published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Solvency Certificate” means a certificate, substantially in the form of Exhibit G.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the present assets (on a going concern basis) of such Person and its Subsidiaries, taken as a whole, is not less than the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, (b) the present fair salable value of the assets (on a going concern basis) of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person or its Subsidiaries, taken as a whole, contemplated as of such date and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Credit Agreement requires a test to be calculated on a “Pro Forma Basis”, be given in “Pro Forma Compliance” with, or after giving “Pro Forma Effect”.

“Subordinated Indebtedness” means any unsecured Indebtedness incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Lender on terms acceptable to Lender.

“Subsidiary” means any direct or indirect subsidiary of Borrower or a Loan Party, as the context may require.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement, substantially in the form of Exhibit E, pursuant to which a Subsidiary becomes a party to the Guarantee Agreement, to the Security Agreement and to each other applicable Loan Document.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Swap Agreements with Lender or any of its Affiliates, provided that Swap Agreement Obligations shall not include, with respect to any Guarantor, Excluded CEA Swap Obligations of such Guarantor.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include Lender or any Affiliate of Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP).

“Synthetic Lease Obligation” means the monetary obligation of a Person at any time of determination under (i) a so called synthetic, off balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which could be characterized as the indebtedness of such Person (without regard to accounting treatment) (other than operating leases arising as a result of Sale and Leaseback transactions).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means a rate per annum equal to the greater of (a) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period: provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day, and (b) the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by Lender from time to time).

“Termination Date” means the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, the same are Backstopped), and the Loans and L/C Obligations (other than with respect to the undrawn portion of outstanding Letters of Credit), together with all interest and fees related thereto and other Loan Document Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable), have been indefeasibly paid in full in cash.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Debt, to (ii) TTM Consolidated EBITDA.

“Total Revolving Outstandings” means at any time, the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations at such time.

“Trademark Security Agreement” has the meaning assigned to such term in the Security Agreement.

“Transaction Expenses” means any fees or expenses incurred or paid by Borrower, or any Subsidiary in connection with the Transactions, this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith.

“Transactions” means (a) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (b) the borrowing of the Loans and the issuance of the Letters of Credit, (c) the use of the proceeds of the Loans and the Letters of Credit, (d) the satisfaction of the Collateral and Guarantee Requirement and (e) the payment of Transaction Expenses.

“Transition Period” means the period beginning on the Closing Date and continuing until the date that is six (6) months after the Closing Date (or such later date as Lender may agree in its sole discretion).

“TTM Consolidated EBITDA” means as of any date of determination, Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to such date for which financial statements were required to have been delivered pursuant to the Loan Documents.

“Type”, when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to Term SOFR or the Alternate Base Rate.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, comprehensive income, changes in equity and cash flows of Borrower and its Subsidiaries, covering any of the first 3 months that have ended after the most recent Fiscal Year covered by the Audited Financial Statements and at least 45 days before the Closing Date.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.4(c)(i).

“Unrestricted Cash” has the meaning given in the definition of Liquidity.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Withdrawal Liability” means a liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Worldwide” means Backblaze Worldwide, Inc., a Delaware corporation; a wholly-owned Subsidiary of Borrower.

Section 1.2           Classification of Loans. For purposes of this Credit Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., an “SOFR Loan”) or by Class and Type (e.g., an “SOFR Revolving Loan”).

Section 1.3           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit mean to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both. Any terms used in this Credit Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

Section 1.4            Accounting Terms; GAAP.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Credit Agreement with respect to any period during which any Specified Transaction occurs, Liquidity, Consolidated EBITDA and Total Leverage Ratio (and all component definitions of any of the foregoing) shall be calculated with respect to such period and all Specified Transactions occurring during such period on a Pro Forma Basis.

(c)          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the reasonable approval of Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Credit Agreement (including the definition of Capitalized Leases and Capitalized Lease Obligations), notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such change as provided for above.

(d)          Notwithstanding anything to the contrary herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.5           Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6            References to Time. Unless the context otherwise requires, references to a time shall refer to Eastern Standard Time or Eastern Daylight Savings Time, as applicable.

Section 1.7           Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.8           Rates Generally. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. Lender may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.9         Divisions. For all purposes under the Loan Documents, in connection with Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.10          Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE 2

THE CREDITS

Section 2.1            Commitment.

(a)          Revolving Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to make Revolving Loans to Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in the Total Revolving Outstandings exceeding the Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans. Revolving Loans may be ABR Loans or SOFR Loans, as further provided herein.

(b)           Intentionally Omitted.

Section 2.2            Borrowings, Conversions and Continuations of Loans.

(a)           Each Loan, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon Borrower’s irrevocable notice, to Lender, which may be given by telephone. Each such notice must be made in writing (or in the case of telephonic notice, promptly confirmed in writing) substantially in the form of a Committed Loan Notice appropriately completed and signed by a Responsible Officer of Borrower and received by Lender (i) in the case of an ABR Loan, not later than 11:00 a.m. on the date of the proposed Loan, or (ii) in the case of any other Loan, not later than 11:00 a.m. three (3) Government Securities Business Days before the date of the proposed Loan.

(b)          Except as provided in Section 2.4(c), each Loan or conversion of Loans shall be in a principal amount of the Loan Minimum or a whole multiple of the Loan Multiple in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (A) whether Borrower is requesting a Loan, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (B) the requested date of the Loan, conversion or continuation, as the case may be (which shall be a Business Day), (C) the Class and principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto which shall be a period contemplated by the definition of the term “Interest Period”, and (F) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.2. Notwithstanding anything in this Credit Agreement to the contrary, if Borrower:

 (i)           requests a Loan of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month;

 (ii)           fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be made as ABR Loans; or

 (iii)         fails to give a timely notice requesting a continuation of SOFR Loans, then the applicable Loans shall be automatically continued as SOFR Loans with an Interest Period of one month at the end of the Interest Period applicable thereto.

For avoidance of doubt, Borrower and Lender acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Any automatic conversion or continuation as provided above shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans.

(c)           Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Loan unless Borrower pays the amount due, if any, under Section 3.5 in connection therewith. During the existence of an Event of Default, Lender may require that (i) no Loans may be requested as, converted to or continued as SOFR Loans and (ii) unless repaid, each SOFR Loan be converted to an ABR Loan at the end of the Interest Period applicable thereto.

(d)           Lender shall promptly notify Borrower of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate.

(e)         Anything in clauses (a) through (c) above to the contrary notwithstanding, after giving effect to all Loans, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 3 Interest Periods in effect at any time for all SOFR Loans.

Section 2.3            [Reserved]

Section 2.4            Letters of Credit.

(a)           The Letter of Credit Commitment. (i) Subject to the terms and conditions hereof and of any additional Letter of Credit Documents required by Lender and relying upon the representations and warranties herein set forth, Lender agrees (1) from time to time on any Business Day during the Availability Period to issue Letters of Credit denominated in Dollars for the account of Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.4(b), and (2) to honor conforming drafts under the Letters of Credit; provided that Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if immediately after giving effect to such L/C Credit Extension, (x) the aggregate L/C Obligations would exceed the L/C Sublimit, or (y) the Total Revolving Outstandings would exceed the Revolving Commitment.

 (ii)           Lender shall be under no obligation to issue any Letter of Credit (and, in the case of clauses (B), (C) or (D) below, shall not issue any Letter of Credit) if:

  (A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing such Letter of Credit, or any law applicable to Lender or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or direct that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Agreement Date (for which Lender is not otherwise compensated hereunder);

  (B)           subject to Section 2.4(b)(iii), the expiry date of such requested Letter of Credit would occur (x) more than twelve months after the date of issuance or last renewal or (y) later than 3 Business Days prior to the Maturity Date;

  (C)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date;

  (D)           the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Credit Agreement;

  (E)            the issuance of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit or any laws binding upon Lender;

  (F)             the Letter of Credit is to be denominated in a currency other than Dollars; or

  (G)            the Letter of Credit is in an initial amount less than $3,000,000 (or such lesser amount as agreed to by Lender).

 (iii)          Lender shall be under no obligation to amend any Letter of Credit if (A) Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)          Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to Lender in accordance with Section 10.1 with respect to Letters of Credit in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by Lender not later than 1:00 p.m. at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as Lender may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (G) such other matters as Lender may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to Lender (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as Lender may reasonably request.

 (ii)          Subject to the terms and conditions set forth herein, Lender shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be.

 (iii)          If Borrower so requests in any applicable Letter of Credit Application, Lender shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Auto-Renewal Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by Lender, Borrower shall not be required to make a specific request to Lender for any such renewal.

 (iv)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Lender will also deliver to Borrower a true and complete copy of such Letter of Credit or amendment.

(c)         Drawings and Reimbursements. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, Lender shall notify promptly Borrower thereof. On the Business Day on which Borrower shall have received notice of any payment by Lender under a Letter of Credit or, if Borrower shall have received such notice later than 12:00 p.m. on any Business Day, on the succeeding Business Day (such applicable Business Day, the “L/C Honor Date”), Borrower shall (regardless of whether or not such Letter of Credit shall be for the sole account of Borrower or for the joint account of Borrower and any Subsidiary) reimburse Lender in an amount equal to such drawing. If Borrower fails to so reimburse Lender on the L/C Honor Date (or if any such reimbursement payment is required to be refunded to Borrower for any reason), then Borrower shall be deemed to have requested an ABR Revolving Loan in the amount of such unreimbursed drawing (the “Unreimbursed Amount”). Such Revolving Loan shall be made by Lender without regard to the Loan Minimums and Loan Multiples. Any notice given by Lender pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day, the Unreimbursed Amount of such drawing shall, without duplication, accrue interest for each day until the date of reimbursement at (x) prior to the third Business Day following the L/C Honor Date, the rate per annum applicable to the outstanding principal balance of ABR Revolving Loans pursuant to Section 3.1(a), and (y) thereafter, a rate per annum equal to the Default Rate applicable to the outstanding principal balance of ABR Revolving Loans.

 (ii)           With respect to an Unreimbursed Amount that is not fully refinanced by an ABR Revolving Loan because the conditions for Revolving Loans set forth in Section 4.2 cannot be satisfied (and have not been waived) or for any other reason, then Borrower shall be deemed to have incurred from Lender a L/C Loan in the amount of the Unreimbursed Amount, which L/C Loan shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

(d)           Obligations Absolute. The obligation of Borrower to reimburse Lender for each drawing under each Letter of Credit issued by it and to repay each L/C Loan shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

 (i)            any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

 (ii)          the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

 (iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

 (iv)          any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

 (v)          any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guarantee Agreement or any other guarantee, for all or any of the Loan Document Obligations of any Loan Party in respect of such Letter of Credit; or

 (vi)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.

(e)          Role of Lender as Letter of Credit Issuer. Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Lender, any of its Related Parties nor any of the correspondents, participants or assignees of Lender shall be liable or responsible for (i) any action taken or omitted in the absence of gross negligence or willful misconduct; or (ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application provided that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Lender, and Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower caused by Lender’s willful misconduct or gross negligence or Lender’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)            Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Document (including any Letter of Credit Application), in the event of any conflict between the terms hereof and the terms of any such Letter of Credit Document, the terms hereof shall control, provided that all non-conflicting terms of any such Letter of Credit Document shall remain in full force and effect.

(g)           Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, Lender shall not be responsible to any Loan Party for, and Lender’s rights and remedies against any such Loan Party shall not be impaired by, any action or inaction of Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the law or any order of a jurisdiction where Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade -International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.5            Termination and Reduction of Commitment.

(a)           Unless previously terminated, the Revolving Commitment shall terminate on the last day of the Availability Period.

(b)        Borrower may at any time terminate, or from time to time reduce, the Revolving Commitment, provided that (i) Borrower shall not terminate or reduce the Revolving Commitment if, after giving effect to any concurrent prepayment or repayment of the Revolving Loans in accordance with Section 2.7, the Total Revolving Outstandings would exceed the Revolving Commitment, (ii) each such reduction of the Revolving Commitment shall be in an amount that is an integral multiple of means (x) $1,000,000, with respect to a SOFR Loan and (y) $500,000 with respect to an ABR Loan, and (iii) any reduction of the Revolving Commitment to an amount below the L/C Sublimit shall automatically reduce the L/C Sublimit on a Dollar for Dollar basis. If at any time, as a result of such a partial reduction or termination as provided in this Section 2.5(b), the Total Revolving Outstandings would exceed the Revolving Commitment, then Borrower shall on the date of such reduction or termination of the Revolving Commitment, repay or prepay Revolving Loans and/or Cash Collateralize Letters of Credit in an aggregate amount equal to such excess.

(c)           In addition to any termination or reduction of the Revolving Commitment under paragraphs (a) and (b) of this Section, the Revolving Commitment shall be reduced as required under Section 2.7(b).

(d)          Borrower shall notify Lender of any election to terminate or reduce the Revolving Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable. Each reduction, and any termination, of the Revolving Commitment shall be permanent.

Section 2.6             Repayment of Loans; Evidence of Debt.

(a)           Payment at Maturity. Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of each Revolving Loan together with all accrued interest thereon on the earlier of the Revolving Maturity Date and, if different, the date of the termination of the Revolving Commitment in accordance with the provisions of this Credit Agreement.

(b)           Intentionally Omitted.

(c)           Notes. Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall execute and deliver a Revolving Loan Note. In addition, if requested by Lender, any such Note may be made payable to Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

(d)          Lender Records. Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan owing to Lender from time to time, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

(e)           Register. Entries made in good faith by Lender in its account or accounts pursuant to Section 2.6(d), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from Borrower to Lender under this Credit Agreement, absent manifest error; provided, however, that the failure of Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of Borrower under this Credit Agreement.

Section 2.7             Prepayments.

(a)           Optional Prepayments. Borrower may, upon written notice to Lender, at any time and from time to time, voluntarily prepay any Loan of any Class in whole or in part without premium or penalty (except as set forth in Section 3.5), provided that (A) such notice must be received by Lender not later than 1:00 p.m. (1) three (3) Government Securities Business Days prior to any date of prepayment of a SOFR Loan and (2) one (1) Business Day prior to the date of prepayment of an ABR Loan and (B) each prepayment shall be in a principal amount of the Loan Minimum or a whole multiple of the Loan Multiple in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory Prepayments Related to Cure Amounts. In the event that the Cure Right is exercised, and Lender exercises its discretion under clause (e) of the unnumbered paragraph at the end of Section 8.4, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of any Cure Amounts, Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Cure Amounts.

(c)           Prepayments of Revolving Loans. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Commitment then in effect, Borrower shall immediately prepay, without premium or penalty, Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

(d)           General Rules. All prepayments shall be subject to Section 3.5, but shall otherwise be without premium or penalty. All prepayments shall be accompanied by accrued interest thereon and, in the case of any prepayment of a SOFR Loan, any additional amounts required pursuant to Section 3.5.

Section 2.8           Payments Generally; Lender’s Clawback.

(a)           General. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, L/C Loans, interest or fees, or of amounts payable under Sections 3.4, 3.5, 3.6 or 10.3, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds. In furtherance of the foregoing, Borrower hereby irrevocably authorizes Lender, in its sole discretion, to request on behalf of Borrower, Revolving Loans (which shall be ABR Loans) in an amount sufficient to pay all principal, L/C Loans, interest, fees, or other amounts from time to time due and payable by any Loan Party to Lender hereunder or under any other Loan Document. Lender shall provide Borrower written notice of any such payment. All payments to be made by a Loan Party hereunder shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at such account as Lender may from time to time notify Borrower in accordance with Section 10.1. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)           Insufficient Payment. Subject to the provisions of Article 8, whenever any payment received by Lender under this Credit Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to Lender under or in respect of this Credit Agreement and the other Loan Documents on any date, such payment shall be distributed by Lender and applied by Lender (i) first, towards payment of all fees and expenses due to Lender under the Loan Documents, (ii) second, towards payment of interest, fees and commissions then due hereunder, and (iii) third, towards payment of principal of Loans and unreimbursed L/C Loans then due hereunder.

Section 2.9            [Reserved].

Section 2.10           Cash Collateral.

(a)           Certain Credit Support Events. Borrower shall provide Cash Collateral to Lender:

 (i)           if Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a L/C Loan, within two Business Days following any request by Lender, in an amount not less than the Minimum Collateral Amount of such L/C Loan,

 (ii)          if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, immediately (without the necessity of any request), in an amount not less than the Minimum Collateral Amount of such L/C Obligation,

 (iii)          if Borrower shall be required to provide Cash Collateral pursuant to Section 8.2, immediately upon any request by Lender, in an amount not less than the Minimum Collateral Amount of all L/C Obligations, and

 (iv)         if the L/C Obligations exceed the L/C Sublimit, within two Business Days following any request by Lender, in an amount not less than the Minimum Collateral Amount of such excess.

(b)           Grant of Security Interest. As security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.10(c), Borrower hereby grants to (and subjects to the control of) Lender, and shall thereafter maintain, a first priority perfected security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing. Promptly following a request by Lender, Borrower shall enter into documentation reasonably satisfactory to Lender as Lender may deem necessary or appropriate in connection with the above described grant of security. If at any time Lender determines that Cash Collateral is subject to any right or claim of any Person other than Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Lender, pay or provide to Lender additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Citizens Bank. Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application. Cash Collateral provided under any of this Section 2.10 or Sections 2.5, 2.7 or 8.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to secure obligations shall be released promptly following (i) the elimination of the applicable obligations giving rise thereto or (ii) the determination by Lender that there exists excess Cash Collateral; provided that, subject to this Section 2.10, the Person providing Cash Collateral and Lender may agree that Cash Collateral shall be held to support future anticipated obligations and provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.11           Incremental Commitments.

(a)           The Borrower may, from time to time, by written notice to the Lender, request additional Revolving Commitments (collectively, “Incremental Commitments”), from the Lender (in the sole discretion of the Lender), in an aggregate principal amount of up to $10,000,000; provided that at the time of the incurrence of such Incremental Commitments and immediately after giving effect thereto and to the use of the proceeds thereof (assuming the full utilization thereof), no Event of Default shall have occurred and be continuing or would result therefrom; provided, further, that the Borrower may make only 1 such request. Such notice shall set forth (i) the amount of the additional Revolving Commitments being requested (which shall be in minimum increments of $2,500,000 and a minimum amount of $5,000,000), and (ii) the date on which such additional Revolving Commitments are requested to become effective (which shall not be less than 15 Business Days nor more than 60 calendar days after the date of such notice, unless otherwise agreed to by the Lender).

(b)           The Borrower shall execute and deliver to the Lender such documentation as the Lender shall reasonably specify to evidence the Incremental Commitment of the Lender. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Commitment, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Lender with the Borrower’s consent (not to be unreasonably withheld or delayed).

(c)           The terms of each additional Revolving Commitment shall be reasonably satisfactory to the Lender and in any event:

 (i)           shall rank pari passu in right of payment and of security with the existing Revolving Loans;

 (ii)           all material terms of any additional Revolving Commitments and Revolving Loans under such additional Revolving Commitments shall be identical to the existing Revolving Commitments and Revolving Loans.

(d)           No additional Revolving Commitments shall become effective under this Section 2.11 unless, on the date of such effectiveness, (i) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied as if it was a borrowing date and the Lender shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower; and (ii) the Lender shall have received closing certificates, opinions of counsel and other customary documentation requested by the Lender.

ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1            Interest.

(a)           Interest Rate Generally. All ABR Loans shall bear interest at a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Margin. All SOFR Loans shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Loans plus the Applicable Margin.

(b)           Default Rate.

 (i)           Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any L/C Disbursement or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.

 (ii)          Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and Lender so notifies Borrower (provided that no such notification shall be required, and the following interest shall automatically be payable, in the case of an Event of Default under Sections 8.1(a), (b), (h) or (i)), then, so long as such Event of Default is continuing, all outstanding principal of each Loan and all Unreimbursed Amounts in respect of L/C Disbursements (including L/C Loans) shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.

 (iii)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d)           Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate or Term SOFR shall be determined by Lender, and such determination shall be conclusive absent clearly manifest error.

(e)           Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.2           Fees.

(a)           Commitment Fee. Borrower agrees to pay to Lender, a commitment fee (the “Commitment Fee”), which shall accrue at a rate per annum equal to the Applicable Margin on the average daily unused amount of the Revolving Commitment of Lender during the period from and including the date on which this Credit Agreement becomes effective pursuant to Section 10.6 to but excluding the date on which such Revolving Commitment terminates. For purposes of computing Commitment Fees, the Revolving Commitment shall be deemed to be used to the extent of the Total Revolving Outstandings. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitment is permanently reduced and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the Agreement Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           L/C Fees. Borrower agrees to pay to Lender a fee (the “L/C Fee”) for each standby Letter of Credit, at a rate per annum equal to the Applicable Margin multiplied by the average daily amount available to be drawn under such Letter of Credit, as well as Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued L/C Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Agreement Date; provided that all such fees shall be payable on the date on which the Revolving Commitment terminates and any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand. Any other fees payable to Lender pursuant to this paragraph shall be payable within 10 days after demand. All L/C Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, L/C Fees shall be calculated at a rate per annum equal to the Default Rate.

(c)           Closing Fee. Borrower agrees to pay to Lender, for its own account, a closing fee (the “Closing Fee”) in an amount equal to 1.00% of the Revolving Commitment of Lender, which Closing Fee shall be fully earned and shall be due and payable in full in immediately available funds on the Closing Date, and nonrefundable.

(d)           Administrative Fee. Borrower agrees to pay to Lender, for its own account, an annual administrative fee (the “Administrative Fee”) in the amount of $25,000. The Administrative Fee shall be paid in full on the Closing Date and on each anniversary of the Closing Date.

(e)           Other Fees. Borrower agrees to pay to Lender, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between Borrower and Lender.

(f)           Payment of Fees Generally. All fees and other amounts payable under the Loan Documents shall be fully earned and paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.3            Inability to Determine Rates. Subject to Section 3.7, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)           Lender determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)           Lender determines that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to Lender of funding such Loan,

Lender will promptly so notify Borrower.

Upon notice thereof by Lender to Borrower, any obligation of Lender to make or maintain SOFR Loans, and any right of Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until Lender revokes such notice. Upon Borrower’s receipt of such notice, (i) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5. Subject to Section 3.7, if Lender determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate” until Lender revokes such determination.

Section 3.4            Increased Costs; Illegality.

(a)           Increased Costs Generally. If any Change in Law shall:

 (i)           impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining any maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement)), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;

 (ii)           subject Lender to any Taxes (other than Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

 (iii)           impose on Lender any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by Lender or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If Lender determines that any Change in Law affecting Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments or the Loans or the Letters of Credit issued by Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by Lender to Borrower, (a) any obligation of Lender to make or maintain SOFR Loans, and any right of Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, if necessary to avoid such illegality, upon demand from Lender, prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of Lender shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor in the case of SOFR Loans, if Lender may lawfully continue to maintain such Loans to such day, or immediately, if Lender may not lawfully continue to maintain such Loans to such day, and (ii) if necessary to avoid such illegality, Lender shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” in each case until Lender determines that it is no longer illegal for Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5.

Section 3.5           Compensation for Losses. In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.6           Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of any Loan Party or Lender) requires the deduction or withholding of any Tax from any such payment by any such party, then such party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Loan Parties. Each of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by the Loan Parties. Each of the Loan Parties shall jointly and severally indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(d)           [Reserved]

(e)           Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.6, such Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(f)           Reimbursement; Confidentiality. So long as no Event of Default exists and is continuing, if Lender determines that it has received a refund of a Tax for which an additional payment has been made by Borrower pursuant to this Section 3.6, then Lender shall reimburse Borrower for such amount (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.6 with respect to the Tax giving rise to such refund), net of all reasonable, documented, out-of-pocket expenses (including Taxes) incurred by Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section shall require Lender or any other indemnified party to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary) to the indemnifying party or any other Person.

Section 3.7           Benchmark Replacement Setting.

(a)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and a Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.7), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the date notice of such Benchmark Replacement is provided to Borrower without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c)           Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Lender will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.7.

(d)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then (i) Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.1           Conditions to Initial Credit Extensions. The effectiveness of this Credit Agreement and the obligation of Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or waiver of the following conditions precedent:

(a)           Credit Agreement. Lender shall have received a counterpart of this Credit Agreement (which may include facsimile transmission or electronic mail transmission of a signed signature page of this Credit Agreement) that, when taken together, bear the signatures of Borrower and Lender.

(b)           Notes. Lender shall have received a Note(s) signed on behalf of Borrower.

(c)           Legal Opinion. Lender shall have received a favorable written opinion (addressed to Lender and dated the Closing Date) from Gunderson, Dettmer, special counsel to the Loan Parties, in form, scope and substance satisfactory to Lender. Borrower hereby requests such counsel to deliver such opinions.

(d)           Officers’ Closing Certificate. Lender shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D.

(e)           Fees and Expenses. Substantially contemporaneously with the making of the Loans to be made on the Closing Date, Borrower shall have paid (i) Lender the Closing Fee, (ii) all fees and expenses that under the terms hereof or any commitment letter, fee letter or other agreement, if any, due and payable on or prior to the Closing Date, and (iii) the reasonable fees, disbursements and other charges of counsel to Lender in connection with the Transactions to the extent invoiced on or prior to the Closing Date.

(f)           Collateral and Guarantee Requirement.

(i)           The Collateral Documents set forth in Schedule 4.1(f) shall have been duly executed and/or delivered by each Loan Party that is to be a party thereto and shall be in full force and effect. Lender shall have a security interest in the Collateral of the type and the priority described in each such Collateral Document; and

(ii)          Lender shall have received a Perfection Certificate with respect to each Loan Party dated the Closing Date and duly executed by a Responsible Officer of Borrower and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to Lender that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.2 or have been or will be contemporaneously released or terminated.

(g)           Guarantee Agreement. The Guarantee Agreement shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect.

(h)           Solvency Certificate. Lender shall have received a Solvency Certificate attesting to the Solvency of each Loan Party, individually, and all Loan Parties, taken as a whole, on the Closing Date immediately before and after giving effect to the Transactions, from the chief financial officer or an authorized person performing similar function of Borrower.

(i)           Committed Loan Notice; Letter of Credit Application. Lender shall have received a completed Committed Loan Notice and/or Letter of Credit Application, duly executed by a Responsible Officer of Borrower with respect to any Credit Extensions to be made on the Closing Date.

(j)           Insurance. Lender shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that Lender has been named as lender’s loss payee and/or additional insured, as applicable, under each insurance policy with respect thereto and all endorsements thereto have been delivered, in each case, in accordance with the terms of the Loan Documents, and Lender is otherwise satisfied with all of the insurance arrangements of the Loan Parties and their Subsidiaries.

(k)           Pro-Forma Compliance Certificate. Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower, setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants on a Pro Forma Basis immediately after giving effect to the Transactions occurring on the Closing Date.

(l)           USA PATRIOT Act; KYC. At least five days prior to the Closing Date, Lender shall have received:

(i)           any and all documentation and other information requested by Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act; and

(ii)           to the extent Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to Borrower.

(m)           Financial Statements. Lender shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) the Pro Forma Financial Statements.

(n)           Legal Impediments. No law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Credit Facility.

(o)           No Material Adverse Effect. There shall not have occurred a Material Adverse Effect or any event or circumstance that could reasonably be expected to result in a Material Adverse Effect and Lender shall have received a certificate of a Financial Officer of Borrower to the foregoing effect.

(p)           Financial Officer Certificate. Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower confirming that the conditions set forth in the immediately preceding paragraph (o) of this Section 4.1 and clauses (a) and (b) of Section 4.2 shall be satisfied.

Section 4.2           Conditions to All Credit Extensions. The obligation of Lender to honor any Request for Credit Extension is subject to the satisfaction of the conditions in Section 4.1 and the following additional conditions precedent:

(a)           Each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)           Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a borrowing from an Incremental Commitment, each of the applicable requirements set forth in Section 2.11 shall have been satisfied.

Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1           Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted. Borrower and its Subsidiaries are in compliance in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintains all permits and licenses necessary to conduct its business.

Section 5.2           Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party, and the consummation of the Transactions, are within such Loan Party’s corporate, limited liability company or other analogous powers, have been duly authorized by all necessary corporate, limited liability company or other analogous action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law applicable to it.

Section 5.3           Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents, except for (i) filings and recordings necessary to satisfy the Collateral and Guarantee Requirement, and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 5.4           Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.5           Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements and Unaudited Financial Statements:

(i)           fairly present in all material respects the financial condition of Borrower and its Subsidiaries, as applicable, as of the dates thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes; and

(ii)           show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries, as applicable, as of the date thereof, including liabilities for Taxes, material commitments, material Contractual Obligations and material contingent obligations.

(b)           The unaudited pro forma consolidated balance sheet of Borrower and its Subsidiaries as at December 31, 2024 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of Borrower and its Subsidiaries for the 10-month period ending on December 31, 2024 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its Subsidiaries as at December 31, 2024 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(c)           Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.6           Litigation. Except as set forth on Schedule 5.6, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against any Loan Party or, to the knowledge of Borrower, threatened against the Loan Parties or any of their Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in equitable relief or monetary judgment(s) in excess of $500,000 or (b) that involve or affect, or that purport to or could reasonably be expected to involve or affect, any Loan Document or the Transactions.

Section 5.7           Environmental Matters.

(a)           Except as set forth on Schedule 5.7:

(i)           each Loan Party possess all Environmental Permits required under applicable Environmental Law to conduct their respective businesses and are, and within applicable statutes of limitation, have been, in compliance with the terms of such Environmental Permits, except where the failure to possess or comply could not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of its Subsidiaries has received written notice that any Environmental Permits possessed by any of them and required under applicable Environmental Law to conduct their respective businesses will be revoked, suspended or will not be renewed, except where the failure to possess such permit could not reasonably be expected to result in a Material Adverse Effect;

(ii)          the execution and delivery of this Credit Agreement and the consummation by the Loan Parties of the Transactions does not require any notification, registration, reporting, filing, investigation, or environmental response action under any Environmental Law;

(iii)         each of the Loan Parties and their Subsidiaries are currently, and within applicable statutes of limitation, have been, in compliance with applicable Environmental Law, except where the failure to be compliant could not reasonably be expected to result in a Material Adverse Effect;

(iv)          no Loan Party has received (A) notice of any pending or threatened civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information under any Environmental Law, or (B) notice of actual or potential liability under any Environmental Law including any Environmental Liability that such Loan Party may have retained or assumed either contractually or by operation of law or of any Environmental Claim, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. Borrower does not have. No Loan Party has knowledge of any circumstances that reasonably would be expected to result in an Environmental Liability that could result in a Material Adverse Effect;

(v)           as of the Agreement Date: (A) no property or facility currently, or to the knowledge of each Loan Party, formerly owned, operated or leased by any Loan Party or any of its current or former Subsidiaries or by any respective predecessor in interest, and (B) no property at which Hazardous Materials generated, owned or controlled by any Loan Party, any of its present or former Subsidiaries or any predecessor in interest have been stored, treated or disposed of, have been identified by a Governmental Authority as recommended for or requiring or potentially requiring environmental assessment and/or response actions under Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect;

(vi)          (A) there has been no disposal, spill, discharge or Release of any Hazardous Material generated, used, owned, stored or controlled by any Loan Party, any of its Subsidiaries or any predecessor in interest, on, at or under any property currently or formerly owned, leased or operated by any Loan Party, any of its current or former Subsidiaries or any predecessor in interest, (B) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, and (C) neither the Loan Parties nor any of their Subsidiaries has retained or assumed any liability contractually or by operation of law with regard to the generation, treatment, storage or disposal of Hazardous Materials or compliance with Environmental Law that could reasonably be expected to result in a Material Adverse Effect;

(vii)         (A) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property currently or, to the knowledge of Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, and (B) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on or under any facility or property currently or, to the knowledge of Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, except in material compliance with applicable Environmental Laws or as could not result in material Environmental Liability;

(viii)         no Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by any Loan Party under any Environmental Law.

(b)           Since the Agreement Date, there has been no change in the status of the matters set forth on Schedule 5.7.

(c)           The Loan Parties and their Subsidiaries have provided to Lender and its authorized representatives all material records and files, including all material assessments, reports, studies, analyses, audits, tests and data in their possession or under their control concerning any Environmental Claim, the existence of Hazardous Materials or any other environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by any Loan Party or any of their present or former Subsidiaries or predecessor in interest, or concerning compliance by any Loan Party or any such Subsidiary with, or liability under any Environmental Law.

Section 5.8           Ownership of Properties; Liens. Each Loan Party (a) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, (b) owns, or is entitled to use, all trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights material to its business, and the use thereof by the Loan Parties and their respective Subsidiaries does not infringe upon the rights of any other Person, (c) has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect and (d) enjoys peaceful and undisturbed possession under all such material leases.

Section 5.9           Casualty, Etc. Neither the businesses nor the properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance).

Section 5.10           Investment Company Status, Etc. No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 5.11           Taxes. Each Loan Party has timely filed (or timely filed extensions therefor) or caused to be filed all federal, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being Contested in Good Faith and (b) failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any of its Subsidiaries that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.12           ERISA.

(a)           Each Loan Party and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any Pension Plan. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan.

(b)           Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and ERISA Affiliate has made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(c)           There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Pension. There has been no violation of the fiduciary responsibility rules of ERISA with respect to any Pension Plan.

(d)           No Loan Party or ERISA Affiliate (i) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (ii) has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan, and (iii) has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(e)           No such Pension Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Pension Plan or any other plan of any Loan Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Pension Plan or any such trust, to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code.

Section 5.13           Subsidiaries; Equity Interests. As of the Agreement Date, no Loan Party has any direct or indirect Subsidiaries or investments in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 5.13. Such Schedule sets forth (a) the name and jurisdiction of organization or incorporation of each Subsidiary on the Agreement Date, (b) the ownership interest of each Loan Party and tier respective Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement. No Loan Party has issued any Equity Interests which are redeemable, convertible or provides for scheduled payments of cash dividends and there are no outstanding options or warrants to purchase Equity Interests of any Loan Party of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto. All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and are free and clear of all Liens other than Liens in favor of Lender under the Collateral Documents.

Section 5.14           Insurance. Schedule 5.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries on the Agreement Date (including names of carriers, policy number, expiration dates, insurance types and coverage amounts). As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

Section 5.15           Federal Reserve Regulations, Etc. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of each Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of each Loan Party’s assets as determined in accordance with Regulation U. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of any regulation of the Federal Reserve Board or (b) for any purpose that would violate any Anti-Corruption Laws or applicable Sanctions.

Section 5.16           Collateral Documents. The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of Lender, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Equity Interests (other than uncertificated Equity Interests) and the Pledged Debt Securities (as each such term is defined in the Security Agreement) are delivered to Lender together with the proper endorsements, the Lien created under Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Equity Interests and Pledged Debt Securities, in each case prior and superior in right to any other Lien or right of any other person and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 5.16 and, with respect to Collateral consisting of Intellectual Property, when the Security Agreement (or Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements, as applicable) are filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and in each case, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral to the extent such security interest may be perfected by the filing of a UCC financing statement and, with respect to Intellectual Property, the filing of such Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Lien or right of any other person, other than Liens expressly permitted by Section 7.2 which by operation of law or contract have priority over the Liens securing the Secured Obligations.

Section 5.17           Solvency. Immediately before and after the consummation of each Transaction, each of the Loan Parties and its Subsidiaries are Solvent.

Section 5.18           Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)           Each Loan Party, its Subsidiaries and their respective officers and employees and, to Borrower’s knowledge, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. Neither any Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees is a Sanctioned Person. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures which it reasonably believes are adequately designed to ensure compliance by the Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and all applicable Sanctions.

(b)           No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. No part of the proceeds of the Loans or the Letters or Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

(c)           Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the any regulations passed under the USA PATRIOT Act or will violate the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto (together with Sanctions, “Anti-Terrorism Laws”). Each Loan Party and each of its Subsidiaries are in compliance with applicable Anti-Terrorism Laws.

Section 5.19           Owned Real Property. Schedule 5.19 lists completely and correctly as of the Agreement Date all Owned Real Property and the addresses thereof. One or more of the Loan Parties own in fee all the real property set forth on Schedule 5.19.

Section 5.20           Accuracy of Information, Etc.

(a)           Each Loan Party has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates, documents or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

(b)           As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 5.21           Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of each of the Loan Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from each Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of each such Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

Section 5.22           Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or instrument to which any Loan Party is a party (other than this Credit Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, any Loan Party.

Section 5.23           No Default. No Loan Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. No Default has occurred and is continuing.

Section 5.24           Brokers’ Fees. None of the Loan Parties or their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until the Termination Date, Borrower covenants and agrees with Lender that:

Section 6.1           Financial Statements and Other Information. Borrower will furnish or caused to be furnished to Lender either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by Lender:

(a)           within 90 days after the end of each Fiscal Year, the audited consolidated balance sheet of Borrower and its Subsidiaries together with the related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte US or another registered independent public accounting firm of recognized national standing acceptable to Lender (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, (i) the unaudited consolidated balance sheet of Borrower and its Subsidiaries and the related unaudited statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year; and (ii) a discussion and analysis of the financial condition and results of operations of Borrower and its Subsidiaries for the portion of the Fiscal Year then elapsed, including a discussion of the reasons for any significant variations from the figures for the corresponding period of the previous Fiscal Year; all certified by one of its Financial Officers and as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of Borrower (i) stating whether any material change in GAAP or in the application thereof has occurred since the date of the Audited Financial Statements and, if any such material change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate (it being acknowledged and agreed that the Borrower may direct Lender to Borrower’s Form 10-K 10-Q (or the equivalent) for any explanation of the effect of such material changes in GAAP on the Borrower’s financial statements), (ii) containing either a certification that no Default exists or, specifying the nature of each such Default, the nature and status thereof and any action taken or proposed to be taken with respect thereto, (iii) certifying that there have been no changes to the jurisdiction of organization or legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, (iv) attaching reasonably detailed calculations demonstrating compliance with Section 7.12, (v) certifying that Borrower has no Subsidiaries other than (A) those that existed on the Closing Date and were reflected in the Perfection Certificate on such date, (B) those formed or acquired after the Closing Date with respect to which Lender was previously notified pursuant to Section 6.12 of the Credit Agreement, in an additional Perfection Certificate, and (C) such other Subsidiaries set forth on the relevant Schedule to such Compliance Certificate in the event the 10 day period provided for in Section 6.12 has not yet expired on the date of delivery of such Compliance Certificate, and (vi) certifying as to the amount of Restricted Payments pursuant to each of clauses (d) and (e) of Section 7.8 during the applicable fiscal quarter or Fiscal Year, as applicable, and in the case of any fiscal quarter, the aggregate amount of such Restricted Payments during the then elapsed portion of the Fiscal Year;

(d)           [Reserved];

(e)           (i) within 60 days after the beginning of each Fiscal Year, an annual consolidated forecast for Borrower and its Subsidiaries for such Fiscal Year, including projected consolidated balance sheets, statements of income and comprehensive income of Borrower and its Subsidiaries, all in reasonable detail acceptable to Lender; (ii) promptly upon preparation thereof, such other forecasts that Borrower or any Subsidiary may prepare and any revisions that may be made to any forecast previously delivered to Lender; and (iii) no later than 45 days after the end of each fiscal quarter in which there has been a material deviation from a forecast provided to Lender, a certificate of a Financial Officer of Borrower explaining the deviation and the action, if any, that has been taken or is proposed to be taken with respect thereto; in each case the foregoing forecasts shall state all underlying assumptions (it being recognized by Lender that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

(f)           promptly following any written request therefor, (i) such other information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Corruption and Anti-Terrorism Laws, and (ii) such other information regarding the operations, business affairs and financial condition of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Lender may reasonably request.

The obligations in clauses (a) and (b) of this Section 6.1 may be satisfied with respect to financial information of Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Borrower filed with the SEC or with a similar regulatory authority in a foreign jurisdiction. Documents required to be delivered pursuant to Section 6.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and each L/C Issuer have access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (A) upon written request by Lender, the Borrower shall deliver such documents to the Lender or any L/C Issuer until a written request to cease delivering such documents is given by the Lender or such L/C Issuer and (B) the Borrower shall notify the Lender and each L/C Issuer (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Lender shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by the L/C Issuer for delivery, and the L/C Issuer shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Section 6.2           Notices of Material Events. Borrower will furnish or caused to be furnished to Lender prompt written notice of the following:

(a)           the occurrence of any Default, specifying the nature and extent thereof;

(b)           the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, or against any Loan Party that could reasonably be expected to result in a Material Adverse Effect;

(c)           if requested by Lender from time to time, copies of any annual report required to be filed in connection with each Pension Plan, and as soon as possible after, and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in a Material Adverse Effect;

(d)           within five Business Days after the receipt by any Loan Party, of a copy of any notice, summons, citation or other written communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law by, Environmental Claim against or Environmental Liability of, any Loan Party to the extent such violation could reasonably be expected to result in a Material Adverse Effect;

(e)           [Reserved];

(f)           promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section 6.2;

(g)           [Reserved];

(h)           promptly after any Person becomes, or ceases to be, a Subsidiary or a Guarantor, an updated list of Subsidiaries or Guarantors, as the case may be;

(i)           [Reserved]

(j)           the occurrence of any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

(k)           any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a material change to the list of beneficial owners identified therein.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of Borrower or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.3           Existence; Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any Disposition permitted by Section 7.5.

Section 6.4           Payment and Performance of Obligations. Borrower will, and will cause each of its Subsidiaries to, pay or perform its obligations, including Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being Contested in Good Faith and (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.5           Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided that this Section 6.5 shall not prevent Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if (i) Borrower has concluded that such discontinuance is desirable in the conduct of its business, and (ii) such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.6           Books and Records; Inspection Rights. Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Lender, upon not less than three (3) (or fewer, if an Event of Default has occurred and is continuing) Business Days’ prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm, all at the expense of Borrower and at such reasonable times; provided, that unless an Event of Default has occurred and is continuing, in which case the same may be conducted more frequently, such visits and inspections shall be conducted not more often than once every twelve (12) months; provided, however, during the existence of an Event of Default, Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice. Notwithstanding the foregoing or anything herein to the contrary, Borrower may withhold any information if access to such information could reasonably: (i) be expected to adversely affect the attorney-client privilege between Borrower and its counsel with respect to actual or pending litigation, (ii) result in a conflict of interest between Borrower and Lender with respect to matters concerning the financing transaction between Borrower and Lender, (iii) be expected to result in a breach by Borrower or its Subsidiaries of their obligations under any applicable law, regulation, contract or agreement, (iv) be expected to materially and adversely impact the discharge of any director’s fiduciary duties to Borrower or its Subsidiaries, or (v) include information relating to trade secrets, proprietary information or confidential labor matters.

Section 6.7           Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct its business.

Section 6.8           Use of Proceeds.

(a)           The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes not inconsistent with the terms hereof or in contravention of any Law or any Loan Document.

(b)           No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or (b) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board. Borrower will not request any Credit Extension, and Borrower shall not use, and shall ensure that each Loan Party, their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions or any Anti-Terrorism Laws by any Person, including Lender.

Section 6.9           Information Concerning Collateral. Borrower will endeavor to furnish to Lender (e-mail being sufficient) with at least 10 days prior written notice of any change in (a) the legal name or jurisdiction of incorporation or formation of any Loan Party, (b) the location of the chief executive office of any Loan Party, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf or, except as provided in the applicable Collateral Documents, any office or facility (other than, for the avoidance of doubt third party facilities used for maintaining and/or repairing Collateral) at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $500,000 is located (including the establishment of any such new office or facility), (c) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (d) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. Borrower also agrees promptly to notify Lender if any material portion of the Collateral is damaged or destroyed.

Section 6.10           Insurance.

(a)           Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is reasonably customary with companies in the same or similar businesses operating in the same or similar locations and of same or similar size, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Collateral Documents); and maintain such other insurance as may be required by applicable law.

(b)           Borrower will, and will cause each of its Subsidiaries to, (i) cause all such policies of such Loan Party and its Subsidiaries to be endorsed or otherwise amended to include an additional insured endorsement or a “standard” or “New York” lender’s loss payable endorsement, as appropriate, each in form and substance reasonably satisfactory to Lender, and which lender’s loss payable endorsement or amendment shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from Lender of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to such Loan Party under such policies directly to Lender, (ii) cause all such policies to provide that neither such Loan Party, any Subsidiary or Lender nor any other party shall be a co-insurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as Lender may reasonably require from time to time to protect its interests, (iii) deliver original or certified copies of all such policies to Lender, (iv) cause each such policy to provide that it shall not be canceled, modified or not renewed for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to Lender, (v) deliver to Lender, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to Lender) together with evidence satisfactory to Lender of payment of the premium therefor.

(c)           Borrower will promptly upon request of Lender, deliver to Lender, evidence of compliance by all Loan Parties with the requirements contained Section 6.10 in form and substance reasonably acceptable to Lender, including, without limitation, evidence of annual renewals of such insurance.

(d)           Borrower will, and will cause each of its Subsidiaries to, notify Lender promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10 is taken out by any Loan Party; and promptly deliver to Lender a duplicate original copy of such policy or policies.

(e)           In connection with the covenants set forth in this Section 6.10, it is understood and agreed that:

(i)           neither Lender nor any of its Related Parties shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.10, it further being understood that the insurance companies shall have no rights of subrogation against Lender or any of its Related Parties, provided, however, that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then Borrower (for itself and each of its Subsidiaries) hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against Lender and its Related Parties; and

(ii)          the designation of any form, type or amount of insurance coverage by Lender under this Section 6.10 shall in no event be deemed a representation, warranty or advice by Lender that such insurance is adequate for the purposes of the business of any Loan Party or its Subsidiaries or the protection of their properties and Lender shall have the right from time to time to require the Loan Parties and their respective Subsidiaries to keep other insurance in such form and amount as Lender may request.

Section 6.11           Casualty Events. Borrower will, and will cause each of its Subsidiaries to, furnish to Lender prompt written notice of each Casualty Event or other insured damage to any portion of any property owned or held by or on behalf of itself or any of its Subsidiaries or the commencement of any action or proceeding for the condemnation or other taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 6.12           Covenant to Guarantee and Provide Security.

(a)           Subsidiaries. If any Material Subsidiary is formed or acquired after the Agreement Date, Borrower will notify Lender in writing thereof within 10 Business Days following the date on which such Material Subsidiary is formed or acquired and, by such date:

(i)           Borrower will cause each such Material Subsidiary to (A) execute and deliver a Subsidiary Joinder Agreement and a Perfection Certificate and (B) promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets to secure the Secured Obligations as Lender shall reasonably request,

(ii)          if any Equity Interests issued by any such Material Subsidiary are owned or held by or on behalf of any Loan Party, Borrower will cause such Equity Interests to be pledged pursuant to the Collateral Documents not later than the 10th Business Day after the date on which such Material Subsidiary is formed or acquired,

(iii)         Borrower will cause each such Material Subsidiary to become a party to the Master Intercompany Note not later than the 10th Business Day after the date on which such Material Subsidiary is formed or acquired, and

(iv)          Borrower will deliver or cause to be delivered to Lender such certificates and legal opinions as would have been required had such Material Subsidiary been a Subsidiary on the Closing Date.

(b)           Further Assurances.

(i)           To the extent Borrower is not in compliance with the Collateral and Guarantee Requirement, Borrower will, and will cause each of the Loan Parties to, grant to Lender security interests in such of its assets and properties as are not covered by the Collateral Documents in order that Borrower be in compliance with the Collateral and Guarantee Requirement. Such security interests shall (i) be granted pursuant to documentation reasonably satisfactory in form and substance to Lender and (ii) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons, and subject to no other Liens, except Liens permitted by Section 7.2. The Loan Parties shall furnish Lender with such information as Lender shall reasonably request to enable Lender to duly record or file such additional Collateral Documents and the other instruments related thereto in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of Lender required to be granted pursuant to such additional collateral documents and, subject to Borrower’s reimbursement obligations set forth herein, all taxes, fees and other charges payable in connection therewith shall have been paid in full.

(ii)          Borrower will, and will cause each of the Loan Parties to, at its own expense, make, execute, endorse, acknowledge, file or deliver to Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, surveys, reports and other assurances or instruments, and take such further steps relating to the Collateral covered by any of the Collateral Documents as Lender may reasonably require. Borrower shall cause to be delivered to Lender such opinions of counsel and other related documents as may be reasonably requested by Lender.

(iii)         Each action required by this Section 6.12(b) shall be completed as soon as possible, but in no event later than 30 days after any such assets or properties are acquired or such action is requested to be taken by Lender, as the case may be.

Section 6.13           Environmental Matters. Borrower will, and will cause each of its Subsidiaries to, (a) conduct its operations in material compliance with all applicable Environmental Laws, (b) implement any and all investigation, remediation, removal and response actions that either are necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, under, or from any of their owned or leased property or are requested by Governmental Authorities pursuant to Environmental Law, (c) notify Lender promptly upon becoming aware of any violation of Environmental Laws or any Release of Hazardous Materials on, at, under, or from, any property that is reasonably likely to result in an Environmental Claim against any Loan Party or any of its Subsidiaries and promptly forward to Lender a copy of any written communication received in connection therewith. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or a Release of Hazardous Materials on, at, under, or from any property owned or leased by any Loan Party or any of its Subsidiaries, then, upon request by Lender Borrower shall cause such Loan Party to permit Lender to appoint a nationally-recognized independent environmental testing firm or such other consultant as Lender shall determine, at the Loan Parties’ expense, to have access to all property owned or leased by each Loan Party and each of its Subsidiaries for the purpose of conducting such environmental testing, including subsurface sampling of soil and groundwater, as Lender deems appropriate to investigate the subject of the potential violation or Release.

ARTICLE 7

NEGATIVE COVENANTS

Until the Termination Date, Borrower covenants and agrees with Lender that:

Section 7.1           Indebtedness; Equity Interests.

(a)           Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)           Indebtedness created under the Loan Documents;

(ii)          Indebtedness existing on the Agreement Date and set forth in Schedule 7.1 and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iii)        Indebtedness of Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the aggregate outstanding principal amount of Capitalized Lease Obligations permitted by this clause (iii) shall not exceed $150,000,000 at any time outstanding and (C) the aggregate outstanding principal amount of other Indebtedness (not constituting Capitalized Lease Obligations) permitted by this clause (iii) shall not exceed $1,000,000 at any time outstanding;

(iv)         Unsecured intercompany Indebtedness of Borrower or any wholly-owned Subsidiary owing to and held by Borrower or any wholly-owned Subsidiary; provided, however, all such Indebtedness must be evidenced by the Master Intercompany Note or an unsubordinated promissory note pledged to Lender under the Security Agreement;

(v)           Guarantees by any Loan Party of Indebtedness of any other Loan Party, provided that such Indebtedness is otherwise permitted by this Section 7.1(a);

(vi)          obligations under any Swap Agreements permitted by Section 7.7;

(vii)         Indebtedness incurred in the ordinary course of business under (A) appeal bonds or similar instruments and (B) surety bonds, payment bonds, performance bonds, bid bonds, completion guarantees and similar obligations, workers’ compensation claims, health, disability or other employee benefits, and bankers acceptances issued for the account of any Loan Party and unsecured guarantees thereof;

(viii)         Indebtedness constituting Investments permitted pursuant to Section 7.5;

(ix)          unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(x)           Indebtedness in respect of operating leases in the ordinary course of business;

(xi)          Indebtedness representing deferred compensation to employees of Borrower and its Subsidiaries incurred in the ordinary course of business;

(xii)         Indebtedness arising from judgments or decrees not deemed to be an Event of Default;

(xiii)         Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(xiv)         Subordinated Indebtedness;

(xv)          Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xvi)         Indebtedness incurred in the ordinary course of business under corporate credit cards, not to exceed $ 1,500,000; ~~and~~

(xvii)         additional unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any one time outstanding.;

(xviii)      the 2031 Convertible Notes in an original principal amount not to exceed $230,000,000, provided that (A) such Indebtedness shall be unsecured, (B) such Indebtedness shall have a tenor of not less than 4.9 years and shall not require any amortization prior to the maturity thereof and (C) such Indebtedness shall only be convertible into common stock of the Borrower (and cash in lieu of fractional shares), cash (in an amount determined by reference to the price of such common stock), or a combination thereof; and

(xix)         obligations in respect of Permitted Call Spread Hedging Agreements, to the extent constituting Indebtedness.

(b)           Borrower will not, and will not permit any of its Subsidiaries to, (i) issue any Equity Interests which are redeemable, convertible or provides for payment of scheduled cash dividends, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of any Loan Party or any of its Subsidiaries, except as permitted under Section 7.8.

Section 7.2           Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(b)           Liens created under the Loan Documents;

(c)           Permitted Encumbrances;

(d)           any Lien on any property or asset of Borrower or any Subsidiary existing on the Agreement Date and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)           any Lien on fixed or capital assets acquired, constructed or improved by Borrower or any Subsidiary, provided that (i) such Lien secures Indebtedness permitted by Section 7.1(a)(iii), (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of Borrower or any Subsidiary;

(f)           Liens in favor of insurers (or other Persons financing the payment of insurance premiums) for the premiums payable in respect of insurance policies issued by such insurers; provided that such Liens attach solely to returned premiums in respect of such insurance policies and the proceeds of such policies; and

(g)           Liens of a depository bank or securities intermediary permitted by any Control Agreement.

Section 7.3           Fundamental Changes; Business; Fiscal Year.

(a)           Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve or consummate a Division;

(b)           Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than those lines of business in which Borrower and its Subsidiaries operate on the Closing Date and business or activity that is the same, similar or otherwise reasonably related, ancillary or complementary thereto; and

(c)           Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.

Section 7.4           Investments, Loans, Advances, Guarantees and Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or Division) any Investment, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, make any Acquisition or purchase or otherwise enter into or become party to any derivative transaction, except:

(a)           Investments (i) in cash and Cash Equivalents and (ii) permitted by Borrower’s investment policy, as amended from time to time;

(b)           Investments existing on the Agreement Date and set forth in Schedule 5.13 and Schedule 7.4;

(c)           equity Investments made by Borrower in the Equity Interests of any wholly-owned Subsidiary;

(d)           Investments constituting Indebtedness made by (i) any Loan Party to any Subsidiary thereof or (ii) any Subsidiary to any Loan Party or another Subsidiary, in each case subject to the limitations set forth in Section 7.1(a)(iv) and (v);

(e)           Investments made by any Loan Party to any Subsidiary thereof in an aggregate amount for all such Subsidiaries not to exceed $500,000 (or such higher amount as Lender may agree in its reasonable discretion) in any Fiscal Year;

(f)           (i) Permitted Acquisitions; and (ii) Acquisitions made by any Loan Party from any other Loan Party;

(g)           Guarantees permitted by Section 7.1(a);

(h)           payroll, commission, travel and other similar cash advances made to directors (or comparable Persons), officers or employees in the ordinary course of business;

(i)           deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness;

(j)           Investments consisting of customary transfer pricing or cost-plus arrangements;

(k)           Investments consisting of extensions of trade credit in the ordinary course of business;

(l)           Investments consisting of advances of payroll payments to employees in the ordinary course of business;

(m)         to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business; ~~and~~

(n)           so long as no Default shall have occurred and be continuing or would immediately result therefrom, other Investments by Borrower and its Subsidiaries after the Agreement Date in an aggregate amount not to exceed $500,000~~.~~; and

(o)           any Permitted Call Spread Hedging Agreement, to the extent constituting an Investment.

Section 7.5           Dispositions. Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of its assets except:

(a)           the sale or lease of inventory in the ordinary course of business;

(b)           Dispositions of accounts receivable in connection with the collection or compromise thereof;

(c)           the sale or disposition of Cash Equivalents for fair market value;

(d)           the licensing and sublicensing on a non-exclusive basis of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and the leasing and subleasing of any other property;

(e)           the granting of Liens permitted hereunder and the other transactions permitted by Section 7.2;

(f)           any Casualty Event and the Disposition of any property subject thereto;

(g)           the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of Borrower or such Subsidiary, as applicable, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of Borrower or such Subsidiary, as applicable;

(h)           the sale of assets (other than Equity Interests of any Subsidiary) for at least fair market value, so long as (A) no Default then exists or would immediately result therefrom, (B) the consideration received consists of cash paid at closing of such sale, and (C) the aggregate amount of the cash proceeds received from all assets sold pursuant to this clause (e) shall not exceed $500,000 during any Fiscal Year; ~~and~~

(i)           any trade in of equipment in exchange for other equipment in the ordinary course of business~~.~~; and

(j)           the unwinding of Permitted Call Spread Hedging Agreements, to the extent constituting a Disposition.

Section 7.6           Sale and Lease Back Transactions. Except as set forth on Schedule 7.6, Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback arrangement, directly or indirectly, with any Person.

Section 7.7           Swap Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Borrower or any of its Subsidiaries have actual exposure (other than those in respect of Equity Interests of Borrower or any of its Subsidiaries) and that are not for speculative purposes, ~~and~~ (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower or any of its Subsidiaries and (c) any Permitted Call Spread Hedging Agreements.

Section 7.8           Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)           (i) Borrower may declare and pay, and agree to pay, dividends and other distributions in the form of perpetual common Equity Interests (and cash in lieu of fractional shares thereof) and may issue warrants for such perpetual common Equity Interests and (ii) subject to the Collateral and Guarantee Requirement, any Subsidiary of Borrower may declare and pay, and agree to pay, dividends and other distributions with respect to its Equity Interests payable solely in like-kind perpetual common Equity Interests;

(b)           Borrower may consummate net share settlements upon vesting of restricted stock units in the ordinary course of business;

(c)           any Subsidiary of Borrower may declare and pay dividends or other distributions with respect to its Equity Interests to Borrower or any Subsidiary of Borrower;

(d)           Borrower may make Restricted Payments consisting of the repurchase of Borrower’s Equity Interests from the holders of such Equity Interests in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (each, an “Employee Stock Repurchase Transaction”); provided, that (x) Borrower shall fund any such Employee Stock Repurchase Transaction solely from proceeds received by Borrower in respect of: (i) employee exercises of options to purchase Borrower’s Equity Interests and (ii) employee purchases of Equity Interests made pursuant to Borrower’s employee stock purchase plan, (y) no Default or Event of Default exists prior to, or would result after giving effect to, any such Employee Stock Repurchase Transaction and (z) after giving Pro Forma Effect to any such Employee Stock Repurchase Transaction, the Borrower shall remain in compliance with the Financial Covenants; ~~and~~

(e)           Borrower may make Restricted Payments consisting of the repurchase of Borrower’s Equity Interests from the holders of such Equity Interests pursuant to a stock repurchase plan approved by Borrower’s board of directors in an aggregate amount not to exceed $5,000,000 in any Fiscal Year (each, an “Internally Generated Cash Stock Repurchase Transaction”); provided, that (x) Borrower shall fund any such Internally Generated Cash Stock Repurchase Transaction solely from internally generated cash (and not, for the avoidance of doubt, any Indebtedness), (y) no Default or Event of Default exists prior to, or would result after giving effect to, any such Internally Generated Cash Stock Repurchase Transaction and (z) after giving Pro Forma Effect to any such Internally Generated Cash Stock Repurchase Transaction, the Borrower shall remain in compliance with the Financial Covenants~~.~~;

(f)           Borrower may settle warrants that constitute a Permitted Call Spread Hedging Agreement (a) by delivery of shares of the Borrower’s common stock upon settlement thereof and cash payments in lieu of fractional shares, or (b) by (x) set-off against the call option purchased in connection with the same Permitted Call Spread Hedging Agreement; or (y) payment of an early termination amount thereof upon any early termination thereof in common stock and cash payments in lieu of fractional shares or, in the case of a nationalization, insolvency, tender offer, merger event or other extraordinary event (as a result of which holders of the Borrower’s common stock are entitled to receive cash or other consideration (other than the Borrower’s common stock) for their shares of the Borrower’s common stock) or similar transaction with respect to the Borrower or the common stock of the Borrower, cash and/or other property; and

(g)           Borrower may make any required payment of a premium to purchase any call option that constitutes a Permitted Call Spread Hedging Agreement.

Section 7.9           Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, Dispose (including pursuant to a merger or Division) of any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger or Division) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except.

(a)           transactions in the ordinary course of business and at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           the Transactions;

(c)           customary transfer pricing or cost-plus arrangements among Borrower and its Subsidiaries;

(d)           the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Borrower and its Subsidiaries; and

(e)           intercompany loans made by Borrower to any of its Subsidiaries otherwise constituting Permitted Investments.

Section 7.10           Restrictive Agreements. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist, or the ability of Lender to exercise any right or remedy with respect to, any Lien in favor of Lender created under the Loan Documents) or (b) the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by (A) restrictions and conditions imposed by applicable law, Governmental Authority, or the Loan Documents, (B) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, capital leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate solely to the property interest, rights or the assets subject thereto, (E) customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of Borrower or any Subsidiary, (F) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, and (G) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

Section 7.11           Amendment of Material Documents. Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement modify or waive any of its rights under any of its Organizational Documents in a manner materially adverse to Lender.

Section 7.12           Financial Covenants.

(a)           Liquidity. Borrower will not permit the Liquidity, at any time, measured as of the last day of each quarter during the term hereof, commencing with the quarter ending June 30, 2025, to be less than $10,000,000.

(b)           TTM Consolidated EBITDA. Borrower will not permit the TTM Consolidated EBITDA as of the end of any fiscal quarter during any period set forth in the following table, commencing with the quarter ending June 30, 2025, to be less than the amount set forth therein with respect to such period:

Period:	Minimum TTM Consolidated EBITDA:
Closing Date through June 30, 2025	$16,000,000
Quarter ending September 30, 2025	$19,000,000
Quarter ending December 31, 2025	$22,000,000
Quarter ending March 31, 2026	$26,000,000
Quarter ending June 30, 2026	$31,000,000
Quarter ending September 30, 2026	$35,000,000
Quarter ending December 31, 2026 and thereafter	$35,000,000

(c)           Total Leverage Ratio. Borrower will not permit the Total Leverage Ratio, as of the end of any fiscal quarter, commencing with the quarter ending June 30, 2025, to exceed 2.75 to 1.00.

Section 7.13           Government Regulation. Borrower will not, and will not permit any of its Subsidiaries to, (a) at any time be or become the subject of any law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits Lender from making any loans or extension of credit (including the Loans) to any Loan Party or from otherwise conducting business with any Loan Party, or (b) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by Lender at any time to enable Lender to verify any Loan Party’s identity or to comply with any Applicable Law or regulation, including Section 326 of the USA PATRIOT Act.

Section 7.14           Hazardous Materials. Borrower will not, and will not permit any of its Subsidiaries or agents to, cause or permit a Release or threat of Release of Hazardous Materials on, at, in, above, to, from or about any of the property where such Release or threat of Release would violate, or form the basis for any Environmental Claims under, any Environmental Law or any Environmental Permit, except where the same could not reasonably be expected to have a Material Adverse Effect.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1           Events of Default. Any of the following shall constitute an Event of Default:

(a)           Non-Payment of Principal or L/C Disbursement. Any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b)           Other Non-Payment. Any Loan Party shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any L/C Disbursement or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)           Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d)           Specific Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.1, 6.2(a), 6.3, 6.7, 6.8, 6.10, or 6.12, in Article 7 or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Guarantee Agreement or any Collateral Document to which it is a party.

(e)           Other Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the occurrence thereof.

(f)           Cross Default. (i) Any Loan Party shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount in excess of $2,000,000 when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) any event or condition (other than, with respect to Indebtedness consisting of a Permitted Call Spread Hedging Agreement, termination events or equivalent events pursuant to the terms of such Permitted Call Spread Hedging Agreement not arising as a result of a default by the Borrower thereunder) occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable notice and any applicable cure period-).; provided that this clause (f) shall not apply to any redemption, repurchase, conversion or settlement with respect to the 2031 Convertible Notes pursuant to their terms, or any event (including the passage of time) that results in, or permits the holders of such 2031 Convertible Notes to cause, any of the foregoing, unless such redemption, repurchase, conversion or settlement results from a default thereunder after giving effect to all applicable cure periods.

(g)           [Reserved]

(h)           Involuntary Proceedings. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, unstayed, undischarged for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)           Voluntary Proceedings. Any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)           Inability to Pay Debts. Any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)           Judgments. One or more (i) non-monetary judgments which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against any Loan Party or any of its Subsidiaries or any combination thereof (which shall not be fully covered (without taking into account any applicable deductibles) by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A-, it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party that are material to the business and operations of such Loan Party or any of its Subsidiaries, taken as a whole, to enforce any such judgment.

(l)           ERISA Events. (i) An ERISA Event shall have occurred that, in the opinion of Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries (or in the case of an ERISA Event described in subsection (b) of the definition of that term in Section 1.1, could reasonably be expected to subject any Loan Party, any of its Subsidiaries, any Pension Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any Pension Plan or trust to a tax or penalty on “prohibited transactions” under Section 502 of ERISA or Section 4975 of the Code), (ii) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (iii) a Loan Party or ERISA Affiliate shall fail to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iv) there shall be at any time a Lien imposed against the assets of any Loan Party or ERISA Affiliate under Section 412 or Section 430 of the Code or Sections 302, Section 303, or Section 4068 of ERISA, and any such event or events described in clauses (i) through (iv) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

(m)          Invalidity of Loan Documents. Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder.

(n)           Liens. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of Collateral, with the priority required by the applicable Collateral Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents.

(o)           Change of Control. A Change of Control shall occur.

(p)           Cessation of Business. There shall occur a cessation of a substantial part of the business of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(q)           Material Adverse Effect. Any event occurs which reasonably could be expected to have a Material Adverse Effect.

(r)           Criminal Action. Any Loan Party shall be criminally indicted or convicted under any law.

Section 8.2           Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then, and in every such event (other than an event described in Section 8.1(h) or (i)), and at any time thereafter during the continuance of such event, Lender may, by notice to Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and (iii) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and thereupon such Cash Collateral shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and in case of any event described in Section 8.1(h) or (i), the Commitments shall automatically terminate (whether before or after the Closing Date) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Cash Collateral for the L/C Obligations as described above shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

Section 8.3           Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 2.10), any amounts received on account of the Secured Obligations shall be applied by Lender in the following order:

First, to the payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees, charges and disbursements of counsel to Lender and amounts payable under Article 3), in each case payable to Lender;

Second, to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting accrued and unpaid fees under Section 3.2(b) and interest on the Loans, L/C Obligations and other Secured Obligations;

Third, to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Obligations and the Cash Management Obligations;

Fourth, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable on such date;

Fifth, to the extent of any excess of such proceeds, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Secured Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable) have been paid in full, to Borrower or as otherwise required by law.

Subject to Section 2.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the Secured Obligations, if any, in the order set forth above. Notwithstanding anything to the contrary set forth above, Excluded CEA Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Section 8.4           Equity Cure. Notwithstanding anything to the contrary contained in this Article 8, in the event that Borrower fails to comply with the Liquidity Covenant at any time, then Borrower shall have the right, no later than 10 days after the day on which Borrower has notice or knowledge of such failure, to issue Equity Interests in exchange for cash in an aggregate amount equal to the minimum amount which is sufficient to cure the failure to comply with the Liquidity Covenant (the “Cure Amount”). The entire cash proceeds of such issuance shall be contributed in cash to the common equity of Borrower, credit to an account of Borrower maintained with Lender, and be included in the calculation of Liquidity solely for purposes of determining compliance with the Liquidity Covenant (the “Cure Right”). Upon the receipt by Borrower of the Cure Amount, the Liquidity Covenant shall be recalculated giving effect to the following pro forma adjustments:

(a)           Unrestricted Cash shall be increased, solely for the purpose of measuring the Liquidity Covenant and not for any other purpose under this Credit Agreement, by an amount equal to the Cure Amount; and

(b)           Borrower shall be deemed to have satisfied the requirements of such Liquidity Covenant as of the date the Cure Amount is received by the Borrower, and the applicable breach or default of the Liquidity Covenant shall thereafter be deemed cured for all purposes of this Credit Agreement and the other Loan Documents.

Notwithstanding anything herein to the contrary, (a) in each period of four fiscal quarters, there shall be at least three fiscal quarters as to which the Cure Right is not exercised, (b) the Cure Right shall not be exercised as to two consecutive fiscal quarters, (c) Cure Amounts received pursuant to any exercise of the Cure Right shall be disregarded for any calculation of Liquidity required hereunder for any purpose other than compliance with the Liquidity Covenant as provided in this Section 8.4, (d) the Cure Right shall not be exercised more than two times during the term of this Credit Agreement, (e) Cure Amounts shall be applied, in the sole discretion of Lender, to the Credit Facility pursuant to Section 2.7(b) and (f) from the day on which Borrower has failed to comply with the Liquidity Covenant until the receipt by the Borrower of the applicable Cure Amount, Lender shall not be required to make any Loans or issue (or extend) any Letters of Credit.

ARTICLE 9

[RESERVED]

ARTICLE 10

MISCELLANEOUS

Section 10.1           Notices.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(i)           if to any Loan Party, c/o BACKBLAZE, INC., 201 Baldwin Avenue, San Mateo, CA 94401, Attn: Marc Suidan, Chief Financial Officer, [***]; and

(ii)           if to Lender, (A) DL-CLPS@Citizensbank.com and (B) ~~3550 Lenox Road NE Suite 1250, Atlanta, GA 30326, Attn: Jason Fukumoto, Coverage Banker for BACKBLAZE, INC., Jason.M.Fukumoto~~71 South Wacker Drive 29th FL, Chicago, IL 60606, Attn: Chancellor Peterson, [***]. Committed Loan Notices and Letter of Credit Applications shall be delivered to the addressees set forth therein and copy the individual(s) listed in (B) above.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications. Notices and other communications hereunder may be delivered or furnished by email pursuant to procedures approved by Lender.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement of transmission to the intended recipient (such as by the “delivery receipt requested” function, return email, or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notwithstanding anything to the contrary herein, borrowing requests and other notices to Lender sent by email shall only be effective against Lender if receipt of such transmission is affirmatively acknowledged by Lender.

(c)           Change of Address, Etc. Any party hereto may change its physical address or email address for notices and other communications hereunder by notice to the other parties hereto.

Section 10.2           Waivers; Amendments.

(a)           No failure or delay by Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether Lender may have had notice or knowledge of such Default at the time.

(b)           Except as expressly provided by Section 3.1(e) or Section 3.7, neither this Credit Agreement, any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and Lender.

Section 10.3           Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Loan Parties, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Lender (including Attorney Costs), in connection with the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all and documented out-of-pocket expenses incurred by Lender (including Attorney Costs), in connection with the enforcement or protection of its rights (whether through negotiations, legal proceedings or otherwise) (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify Lender and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any commitment letter, proposal letter, term sheet, fee letter or any other Contractual Obligation entered into by or on behalf of any Loan Party in connection with the foregoing, (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto or (vi) any government investigation, audit, hearing or enforcement action resulting from any Loan Party’s or any of its Affiliate’s noncompliance (or purported noncompliance) with any applicable Sanctions, other Anti-Terrorism Laws or Anti-Corruption Laws (it being understood and agreed that the Indemnitees shall be entitled to indemnification pursuant to this clause (including indemnification for fines, penalties and other expenses) regardless of whether any adverse finding is made against any Loan Party or any of its Affiliates), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that this Section 10.3 shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim. To the extent that the indemnity set forth above in this paragraph shall be held to be unenforceable in whole or in part because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by Indemnitees or any of them.

(c)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lender and each of its Related Parties (each such Person being called a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments. All amounts due under this Section shall be payable promptly and in no event later than 10 days after demand therefor.

Section 10.4           Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors, assigns and participants permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)           Assignments and Participations by Lender. Lender may at any time assign to one or more assignees all of its rights and obligations under this Credit Agreement with the prior written consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed; provided that such consent shall not be required if an Event of Default exists. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Lender shall not assign its interest in the Loan Documents to any Person who is (a) a direct competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company or (b) a vulture fund or distressed debt fund. From and after the effective date of each such assignment, the assignee thereunder shall be a party to this Credit Agreement and have the rights and obligations of Lender under this Credit Agreement, and the assigning Lender thereunder shall be released from its obligations under this Credit Agreement and shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 3.5, Section 10.3 and Section 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Lender may at any time sell participations in all or a portion of Lender’s rights and/or obligations under this Credit Agreement on terms satisfactory to Lender without any consent being required.

(c)           Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement and the Loan Documents to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

Section 10.5           Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any L/C Obligation or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.4, 3.5, 3.6, 10.3, 10.9, and 10.10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the Termination Date.

Section 10.6           Counterparts; Effectiveness; Integration. This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Lender to accept electronic signature counterparts in any form or format and (y) Lender reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Credit Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages. This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 10.7           Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8           Setoff. If an Event of Default shall have occurred and be continuing, Lender and its branches and Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or any such branch or Affiliate to or for the credit or the account of any Loan Party or any of its Subsidiaries against any and all of the obligations of such Loan Party or such Subsidiary now or hereafter existing under this Credit Agreement or any other Loan Document to Lender or such branch or Affiliate, irrespective of whether or not Lender or such branch or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party or Subsidiary may be contingent or unmatured or are owed to a branch, office or Affiliate of Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Lender and its branches and Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Lender and its branches and Affiliates may have. Lender agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9           Governing Law; Jurisdiction; Consent to Service of Process.

(a)           Governing Law. This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Loan Document shall (i) affect any right that Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against Borrower or any other Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Credit Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c)           Waiver of Objection to Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by Applicable Law.

Section 10.10           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11           Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 10.12           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.13           Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Obligation, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by Lender holding an interest in such Loan or L/C Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Obligation hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or L/C Obligation but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to Lender in respect of other Loans or L/C Obligations or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by Lender.

Section 10.14           Confidentiality; Treatment of Certain Information.

(a)           Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, consultants, contractors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or participant of, or any prospective assignee or participant of, any of its rights or obligations under this Credit Agreement, (vii) with the consent of Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the or any of its Affiliates on a non-confidential basis from a source other than Borrower or (C) is independently generated by Lender or any of its Affiliates. In addition, Lender may disclose the existence of this Credit Agreement and information about this Credit Agreement and Loan Documents to (i) market data collectors, league table providers and other similar service providers to the lending industry and (ii) service providers to Lender in connection with the administration of this Credit Agreement, the other Loan Documents, and the Commitments.

(b)           For purposes of this Section, “Information” means all information received from any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary or that is independently prepared by Lender, provided that, in the case of information received from any Loan Party or any of its Subsidiaries after the Agreement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and Lender (and its Affiliates and partners, directors, officers, employees, agents, advisors and representatives) may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure.

(c)           The Loan Parties agree, on behalf of themselves and their Affiliates, that they will not in the future issue any press releases or other public disclosure using the name of Lender or its Affiliates or referring to any of the Loan Documents without the prior written consent of Lender.

(d)           The Loan Parties consent to the publication by Lender of customary advertising material relating to the Transactions (including, without limitation amount and type of facility) using the name, product photographs, logo or trademark of the Loan Parties.

Section 10.15           USA PATRIOT Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the USA PATRIOT Act. Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the USA PATRIOT Act.

Section 10.16           No Fiduciary Duty. Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and Lender and its Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of Lender, or its Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 10.17           Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)           As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow]